EXHIBIT 10.2

EXECUTION COPY

SERIES 2002-1 SUPPLEMENT

Dated as of August 29, 2002

Amended and Restated as of November 14, 2005

to

MASTER INDENTURE AND SERVICING AGREEMENT

Dated as of August 29, 2002

CENDANT TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC

LOAN-BACKED

VARIABLE FUNDING NOTES,

SERIES 2002-1

among

CENDANT TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC,

as Issuer

CENDANT TIMESHARE RESORT GROUP--CONSUMER FINANCE, INC.,

as Master Servicer

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Trustee

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Collateral Agent

i

(continued)

ii

(continued)

iii

EXHIBITS

SERIES 2002-1 SUPPLEMENT, dated as of August 29, 2002, and amended and restated as of November 14, 2005, among CENDANT TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC, a limited liability company formed under the laws of the State of Delaware and formerly known as Sierra Receivables Funding Company, LLC, as Issuer, CENDANT TIMESHARE RESORT GROUP-CONSUMER FINANCE, INC., a Delaware corporation formerly known as Fairfield Acceptance Corporation-Nevada, as Master Servicer, WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Trustee under the Agreement, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Collateral Agent.

Section 2.10 of the Agreement provides that the Issuer may, pursuant to one or more Supplements, issue one or more Series of Notes and set forth the terms of such Series.

Pursuant to this Supplement, the Issuer creates the Series 2002-1 Notes and specifies the terms thereof.

All things necessary to make this Supplement a valid agreement of the Issuer, the Master Servicer, the Trustee and the Collateral Agent in accordance with its terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Collateral Agent, for the benefit of the Trustee for the benefit of the Series 2002-1 Noteholders, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under the following:

(a)  all Series 2002-1 Pledged Loans, together with all other Series 2002-1 Pledged Assets;

(b)  the Collection Account and all money, investment property, instruments and other property credited to, carried in or deposited in the Collection Account including any sub-accounts within the Collection Account;

(c)  all money, investment property, instruments and other property credited to, carried in or deposited in a Lockbox Account or any other bank or similar account into which Series 2002-1 Collections are deposited, to the extent such money, investment property, instruments and other property constitutes Series 2002-1 Collections;

(d)  the Reserve Account and all moneys, investment property, instruments and other property credited to, carried in or deposited in the Reserve Account including any sub-accounts within the Reserve Account;

(e)  the Hedge Agreement and all rights and interests therein and thereto;

(f)  all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Series 2002-1 Pool Purchase Supplement and each Series 2002-1 Purchase Supplement including, without limitation all rights to enforce payment obligations of the Issuer, the Depositor and each Seller and all rights to collect all monies due and to become due to the

Issuer from the Depositor or any Seller under or in connection with the Series 2002-1 Pool Purchase Supplement or any Series 2002-1 Purchase Supplement (including without limitation all interest and finance charges for late payments accrued thereon and proceeds of any liquidation or sale of Series 2002-1 Pledged Loans or resale of Timeshare Properties or Vacation Credits and all other Collections on the Series 2002-1 Pledged Loans) and all other rights of the Issuer to enforce the Series 2002-1 Pool Purchase Supplement and each Series 2002-1 Purchase Supplement;

(g)  to the extent related to the Series 2002-1 Pledged Loans or the Series 2002-1 Pledged Assets, all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Pool Purchase Agreement and the each of the Purchase Agreements including, without limitation all rights to enforce payment obligations of the Issuer, the Depositor and each Seller and all rights to collect all monies due and to become due to the Issuer from the Depositor or any Seller under or in connection with the Series 2002-1 Pledged Loans (including without limitation all interest and finance charges for late payments accrued thereon and proceeds of any liquidation or sale of Series 2002-1 Pledged Loans or resale of Timeshare Properties or Vacation Credits and all other Collections on the Series 2002-1 Pledged Loans) and all other rights of the Issuer to enforce the Pool Purchase Agreement and each Purchase Agreement;

(h)  all certificates and instruments if any, from time to time representing or evidencing any of the foregoing property described in clauses (a) through (g) above;

(i)  all present and future claims, demands, causes of and choses in action in respect of any of the foregoing and all interest, principal, payments and distributions of any nature or type on any of the foregoing;

(j)  all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas and other minerals, consisting of, arising from, or relating to, any of the foregoing;

(k)  all proceeds of the foregoing property described in clauses (a) through (j) above, any security therefor, and all interest, dividends, cash, instruments, financial assets and other investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for or on account of the sale, condemnation or other disposition of, any or all of the then existing Series 2002-1 Collateral, and including all payments under Insurance Policies (whether or not a Seller or an Originator, the Depositor, the Issuer, the Collateral Agent or the Trustee is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the Series 2002-1 Collateral;

(l)  the Trendwest Supplemental Agreement and all rights and interests therein and thereto; and

(m)  all proceeds of the foregoing.

The property described in the preceding sentence is collectively referred to as the “Series 2002-1 Collateral.” The Grant of the Series 2002-1 Collateral to the Collateral Agent is for the benefit of the Trustee to secure the Series 2002-1 Notes equally and ratably without prejudice, priority or distinction among any Series 2002-1 Notes by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in the Agreement or in this Supplement and to secure (i) the payment of all amounts due on the Series 2002-1 Notes in accordance with their respective terms, (ii) the payment of all other sums payable by the Issuer under the Series 2002-1 Documents or the Series 2002-1 Notes and (iii) compliance by the Issuer with the provisions of the Series 2002-1 Documents. This Supplement is a security agreement within the meaning of the UCC.

The Collateral Agent and the Trustee acknowledge the Grant of the Series 2002-1 Collateral, and the Collateral Agent accepts the Series 2002-1 Collateral in trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the end that the interests of the Series 2002-1 Noteholders may be adequately and effectively protected.

The Trustee and the Collateral Agent are directed to enter into the Collateral Agency Agreement pursuant to which the Collateral Agent will act as agent for the benefit of the Trustee for the purpose of maintaining a security interest in the Series 2002-1 Collateral. The Trustee and Series 2002-1 Noteholders shall be bound by the terms of the Collateral Agency Agreement upon the Trustee’s execution thereof on their behalf. The Series 2002-1 Collateral shall not secure the payment by or performance by the Issuer of any obligations related to any other Series.

ARTICLE I
DESIGNATION OF THE SERIES 2002-1 NOTES
Section 1.01.  Designation.

(a)   There is hereby created and designated a Series of Notes to be issued pursuant to the Agreement and this Supplement to be known as “CENDANT TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC, Loan-Backed Variable Funding Notes, Series 2002-1,” the “Series 2002-1 Notes” or the “Notes.”

(b)   The terms of the Series 2002-1 Notes shall be as set forth in this Supplement.

(c)   In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall be controlling.

ARTICLE II
DEFINITIONS

Section 2.01.  Definitions.

Terms used herein, but not defined herein, shall have the meaning assigned to such terms in the Agreement or if not defined in the Agreement, the meaning assigned to such terms in the applicable Purchase Agreement or the applicable Series 2002-1 Purchase Supplement. Each capitalized term defined herein shall relate only to the Series 2002-1 Notes and no other Series issued by the Issuer. Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

“Accrual Period” means, with respect to the Series 2002-1 Notes for any Payment Date, the period beginning on and including the immediately preceding Payment Date and ending on and excluding the current Payment Date, except that the first Accrual Period will begin on and include the Closing Date and end on and exclude the September 2002 Payment Date.

“Acquired Portfolio Loan” means a loan (which shall be a loan, installment contract or other contractual obligation incurred to finance the acquisition of an interest in a vacation property or rights to use vacation properties or otherwise substantially similar to Loans) which a Seller has acquired either by purchase of a portfolio or by acquisition of an entity which owns the portfolio and new loans originated with respect to such entity, program or portfolio during the Transition Period; provided that, except for purposes of calculating the Transaction Period Excess Amount, the term Acquired Portfolio Loan shall not include loans acquired from Kona.

“Addition Cut-Off Date” means, with respect to Additional 2002-1 Pledged Loans, the cut-off date stated in the related Supplemental Grant.

“Addition Date” means, with respect to Additional 2002-1 Pledged Loans, the date designated in the related Supplemental Grant as the Addition Date.

“Additional 2002-1 Pledged Loans” means Loans (including Qualified Substitute Loans) pledged under this Supplement and a Supplemental Grant subsequent to the Closing Date.

“Advance Rate” means:

(a) for the November 2005 Payment Date or any other date occurring in November, 2005, 81.71%; and

(b) for any date occurring on or after December 1, 2005, the percentage determined on the basis of weighted average seasoning of the Series 2002-1 Pledged Loans as of the end of the immediately preceding Due Period; for purposes of determining the weighted average seasoning and the Advance Rate the following shall apply:

Seasoning	CTRG-CF Loans	Trendwest Loans
0-6 Months	80.00%	77.00%
7-9 Months	81.50%	78.50%
10-12 Months	82.75%	80.50%
13-15 Months	83.75%	81.75%
16-18 Months	85.50%	83.25%

(c) for purposes of determining the seasoning of a Loan, the number of months assigned to a Loan shall be the number of calendar months that have elapsed between the date of origination of the Loan to and including the last day of the Due Period immediately preceding the date of determination.

“Agreement” means the Master Indenture and Servicing Agreement dated as of August 29, 2002 and amended and restated as of November 14, 2005, among the Issuer, the Master Servicer, the Trustee and the Collateral Agent and as amended, supplemented and restated from time to time.

“Alternate Investor” has the meaning assigned to that term in the Note Purchase Agreement.

“Amortization Event” has the meaning specified in Section 9.01.

“Available Funds” for any Payment Date means (i) all payments (including prepayments) of principal, interest and fees collected from or on behalf of the Obligors during the related Due Period on the Series 2002-1 Pledged Loans; (ii) all Master Servicer Advances made on or prior to the Payment Date with respect to payments due from the Obligors on the Series 2002-1 Loans during the related Due Period; (iii) the Release Price paid to the Trustee for the release of any Series 2002-1 Pledged Loan and the related Series 2002-1 Pledged Assets; (iv) all Net Liquidation Proceeds from the disposition of a Series 2002-1 Defaulted Loan; (v) any Net Hedge Receipts; and (vi) any amount withdrawn from the Reserve Account under subsection 6.06(b) of this Supplement and deposited into the Collection Account to be included as Available Funds on or in respect of such Payment Date.

“Bank Base Rate” has the meaning assigned to that term in the Note Purchase Agreement.

“Borrowing Base” means, at any time, the product of

(i) the remainder of (A) the Series 2002-1 Adjusted Loan Balance at such time minus (B) the Excess Concentration Amount at such time multiplied by

(ii) the Advance Rate.

“Borrowing Base Shortfall” means, at any time, the amount, if any, by which the Notes Principal Amount exceeds the Borrowing Base then if effect.

“Business Day,” for purposes of this Supplement, shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in New York, New York, Las Vegas, Nevada, Chicago, Illinois, Charlotte, North Carolina, or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed or (iii) a day on which banks in London are closed.

“California Excess Amount” means, if on the last Business Day of any Due Period, Trendwest has not met the target for qualification of WorldMark Resorts with the California Department of Real Estate as set forth in subsection 7.01(d), then from such date until the target for qualification is satisfied, an amount by which (i) the sum of the Loan Balances for all Series 2002-1 Pledged Loans which are Trendwest California Loans exceeds (ii) five percent (5%) of the Series 2002-1 Adjusted Loan Balance.

“Change of Control” means that any of the Issuer, the Depositor, or any Seller of Series 2002-1 Pledged Loans ceases to be wholly owned, directly or indirectly, by Cendant.

“Class” has the meaning assigned to that term in the Note Purchase Agreement.

“Class Agent” has the meaning assigned to that term in the Note Purchase Agreement.

“Class Facility Limit” with respect to each Class, has the meaning assigned to that term in the Note Purchase Agreement, as such limit is adjusted from time to time as provided in the Note Purchase Agreement.

“Closing Date” means August 30, 2002.

“Collection Account” means the account established pursuant to Section 6.05 of this Supplement.

“Collateral Agent” means Wachovia Bank, National Association, a national banking association, as Collateral Agent, its successors and assigns and any entity which is substituted as Collateral Agent under the terms of the Collateral Agency Agreement.

“Conduit” has the meaning assigned to that term in the Note Purchase Agreement.

“Contract Rate” means, with respect to any Series 2002-1 Pledged Loan, the annual rate at which interest accrues on such Loan, as modified from time to time only in accordance with the terms of PAC or Credit Card Account (if applicable).

“CTRG-CF” means Cendant Timeshare Resort Group-Consumer Finance, Inc., a Delaware corporation formerly known as Fairfield Acceptance Corporation-Nevada.

“CTRG-CF Loans” means Series 2002-1 Pledged Loans sold to the Depositor by CTRG-CF.

“Cut-Off Date” means (a) with respect to the Initial Series 2002-1 Pledged Loans, the Initial Cut-Off Date, (b) with respect to any Additional Series 2002-1 Pledged Loan including any Qualified Substitute Loan such date as is set forth in the Supplemental Grant.

“Deal Agent” means Bank of America, N.A. in its capacity as “Deal Agent” under the Note Purchase Agreement or any successor to or assignee thereof (to the extent such assignment is permitted under the Note Purchase Agreement).

“Defaulted Loan” means any Series 2002-1 Pledged Loan (a) with any portion of a Scheduled Payment delinquent more than 90 days, (b) with respect to which the Master Servicer shall have determined in good faith that the Obligor will not resume making Scheduled Payments, (c) for which the related Obligor shall have become the subject of a proceeding under a Debtor Relief Law or (d) for which cancellation or foreclosure actions have been commenced.

“Default Percentage” means for any Due Period a fraction (i) the numerator of which is the aggregate outstanding Loan Balance of all Series 2002-1 Pledged Loans which became Defaulted Loans during such Due Period and (ii) the denominator of which is the Series 2002-1 Aggregate Loan Balance as of the last day of such Due Period.

“Defective Loan” means (i) any Series 2002-1 Pledged Loan which is a Defective Loan as such term is defined in the Purchase Agreement under which such Series 2002-1 Pledged Loan was sold to the Depositor and (ii) any Series 2002-1 Pledged Loan which is a Missing Documentation Loan.

“Delayed Completion Green Loans” means Series 2002-1 Pledged Loans which are Green Loans and which have been Series 2002-1 Pledged Loans for 15 months or more and the Green Timeshare Property is still subject to completion.

“Delayed Completion Green Loans Excess Amount” means, at any time, the sum of the Loan Balances for all Series 2002-1 Pledged Loans which are Delayed Completion Green Loans.

“Delinquency Ratio” means for any Due Period, a fraction the numerator of which is the aggregate outstanding Loan Balance of all 2002-1 Pledged Loans which are Delinquent Loans at the end of such Due Period and the denominator of which is the Series 2002-1 Aggregate Loan Balance as of the last day of such Due Period.

“Delinquent Loan” means a Series 2002-1 Pledged Loan with any Scheduled Payment or portion of a Scheduled Payment delinquent more than 30 days other than a Loan that is a Defaulted Loan.

“Determination Date” means with respect to any Payment Date, the second Business Day prior to such Payment Date.

“Documents in Transit Loan” means any Series 2002-1 Pledged Loan with respect to which the original Loan and/or the related Loan File or any part thereof is not in the possession of the Custodian because either (i) the Mortgage and related documentation has been sent out for checking and recording or (ii) the documentation has not been delivered by the Seller to the Custodian.

“Documents in Transit Excess Amount” means, at any time, the amount by which (i) the sum of the Loan Balances for all Series 2002-1 Pledged Loans which are Documents in Transit Loans exceeds (ii) 7% of the Series 2002-1 Adjusted Loan Balance.

“Due Date” has, with respect to any Series 2002-1 Pledged Loan, the meaning assigned to the term in the applicable Purchase Agreement.

“Due Period” means for any Payment Date, the immediately preceding calendar month.

“Eligible Account” means either (a) a segregated account (including a securities account) with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

“Eligible Loan” has, with respect to any Series 2002-1 Loan, the meaning assigned to that term in the Series 2002-1 Purchase Supplement pursuant to which such Loan was transferred to the Depositor.

“Estimated Fees” means an amount to be stated by the Master Servicer each month in the Monthly Servicer Report and used to calculate the Reserve Required Amount which Estimated Fees amount shall be the Master Servicer’s good faith estimate of the sum of the Monthly Trustee Fee for the immediately following three months, the Monthly Master Servicer Fee for the immediately following three months and the fees to become due under the Fee Letters for the immediately following three months.

“Event of Default” means one or more of the events described in Section 10.1 of this Supplement.

“Excess Concentration Amount” means, on any day, an amount equal to the sum of (i) the Non-US Excess Amount, (ii) the Green Loans Excess Amount, (iii) Delayed Completion Green Loans Excess Amount, (iv) the New Seller Excess Amount, (v) the Transition Period Excess Amount, (vi) the Large Loans Excess Amount, (vii) the State Concentration Excess Amount, (viii) the Documents in Transit Excess Amount, (ix) the Fixed Week Excess Amount and (x), if required under subsection 7.01(d), the California Excess Amount.

“Facility Limit” means $800,000,000 as such amount may be reduced from time to time in accordance with Section 4.08 hereof and the Note Purchase Agreement or increased in accordance with Section 4.09 hereof and the Note Purchase Agreement.

“Fee Letter” has the meaning assigned to such term in the Note Purchase Agreement.

"Fixed Week Excess Amount" means, at any time, the amount by which (i) the combined amount of the Loan Balances of all Acquired Portfolio Loans for which the related Timeshare Property consists of a Fixed Week and which as of such time is not subject to the FairShare Plus Program and has not been converted and is not convertible into a UDI, exceeds (ii) five percent (5%) of the Series 2002- Adjusted Loan Balance.

“Four Month Default Percentage” means (i) for the Payment Date occurring in December 2005, the Default Percentage for November 2005, (ii) for the Payment Date occurring in January 2006, the sum of the Default Percentage for November 2005 and for December 2005 divided by two, (iii) for the Payment Date occurring in February 2006, the sum of the Default Percentage for November 2005, for December 2005 and for January 2006 divided by three and (iv) for any Payment Date on or after the Payment Date in March 2006, the sum of the Default Percentages for each of the four immediately preceding Due Periods divided by four.

“Green Loan” means a Loan the proceeds of which are used to finance the purchase of a Timeshare Property for which construction on the related Resort has not yet begun or is subject to completion.

“Green Loans Excess Amount” means, at any time, an amount by which (i) the sum of the Loan Balances for all Series 2002-1 Pledged Loans which are Green Loans exceeds (ii) ten percent (10%) of the Series 2002-1 Adjusted Loan Balance of the Series 2002-1 Pledged Loans.

“Gross Excess Spread” means for any Payment Date the Series 2002-1 Interest Collections for the immediately preceding Due Period, minus the sum of (i) the aggregate amount of Notes Interest due on such Payment Date and (ii) the Monthly Master Servicer Fee due on such Payment Date.

“Gross Excess Spread Percentage” means for any Due Period the percentage equivalent of a fraction, the numerator of which is the product of 12 times the Gross Excess Spread for the related Payment Date and the denominator of which is the average daily Series 2002-1 Aggregate Loan Balance.

“Hedge Agreement” means the cap confirmation originally dated on or about the Closing Date between the Issuer and the counterparty as Hedge Provider and as such Hedge Agreement may be amended, modified, adjusted or replaced.

“Hedge Provider” means any entity which enters into a Hedge Agreement with the Issuer.

“Hospitality and Timeshare Segments” means the Hospitality Services Segment and the Timeshare Resorts Segment within Cendant Corporation, as such segments are constituted and reported in Cendant’s filings with the Securities and Exchange Commission in the most recent filings prior to November 14, 2005.

“Initial Cut-Off Date” means the close of business on August 27, 2002.

“Initial Notes Principal Amount” means the principal amount of the Series 2002-1 Notes issued on the Closing Date, being in the aggregate $232,506,160.43 and, with respect to each Note, the initial principal amount of such Note at the time of its issuance.

“Initial Series 2002-1 Pledged Loans” means those Loans listed on the Series 2002-1 Loan Schedule delivered to the Collateral Agent as of the Closing Date.

“Issuer” means Cendant Timeshare Conduit Receivables Funding, LLC, a Delaware limited liability company and its successors and assigns.

“Joinder Agreement” has the meaning assigned to that term in the Note Purchase Agreement.

“Kona” means Kona Hawaiian Vacation Ownership, LLC, a Hawaii limited liability company, and its successors and assigns.

“Large Loans Excess Amount” means, at any time, the sum of (a) the combined amount of the Loan Balances of all Series 2002-1 Pledged Loans which have a Loan Balance at such time greater than $100,000 plus (b) the amount by which (i) the combined amount of the Loan Balances of all Series 2002-1 Pledged Loans which have a Loan Balance at such time of $75,000 or more (but not more than $100,000) exceeds (ii) five percent (5%) of the Series 2002-1 Adjusted Loan Balance.

“Liquidity Agreement” has the meaning assigned to such term in the Note Purchase Agreement.

“Liquidity Reduction Amortization Period” means the period beginning with the Payment Date occurring in the first calendar month following the occurrence of a Liquidity Reduction Date and continuing through the earlier of (i) the Payment Date on which the Liquidity Reduction Amount has been paid in full or (ii) the last Payment Date prior to the occurrence of an Amortization Event.

“Liquidity Reduction Amount” means, if a Liquidity Reduction Event has occurred with respect to a Conduit, the principal amount of Notes held by such Class as of the Payment Date immediately following the applicable Liquidity Reduction Date.

“Liquidity Reduction Date” means the date on which a Liquidity Reduction Event occurs.

“Liquidity Reduction Event” means the Liquidity Agreement of a Conduit or Alternate Investor shall be terminated for any reason (whether at the stated maturity or earlier) or shall otherwise cease to be in full force and effect.

“Liquidity Termination Date” has the meaning assigned to that term in the Note Purchase Agreement.

“Majority Facility Investors” has the meaning assigned to that term in the Note Purchase Agreement.

“Market Servicing Rate” means the rate calculated by the Trustee following a Servicer Default and which rate shall be calculated as follows: (1) the Trustee shall, within 10 Business Days after the occurrence of a Servicer Default, solicit bids from entities which are experienced in servicing loans similar to the Pledged Loans and shall request delivery of such bids to the Trustee within 30 days of the delivery of the notice to potential Successor Servicer, and such bids shall state a servicing fee as part of the bid and (2) upon the receipt of three arms length bids, the Trustee shall disregard the highest bid and the lowest bid and select the remaining middle bid, and the servicing fee rate bid by such bidder shall be the Market Servicing Rate.

“Master Servicer” means Cendant Timeshare Resort Group--Consumer Finance, Inc., a Delaware corporation, or if a change in Master Servicer has occurred in accordance with the terms of subsection 5.12(b) of the Agreement and Section 11.03 of this Supplement, Trendwest and, in each case, its successors and assigns, as Master Servicer under the Agreement or if any Service Transfer occurs under the Agreement, and thereafter means the Successor Master Servicer appointed pursuant to Section 10.2 of the Agreement.

“Master Servicer Advance” means amounts, if any, advanced by the Master Servicer, at its option, pursuant to Section 11.01 to cover any shortfall between (i) the Scheduled Payments on the Series 2002-1 Pledged Loans for a Due Period, and (ii) the amounts actually deposited in the Collection Account on account of such Scheduled Payments on or prior to the Payment Date immediately following such Due Period.

“Maturity Date” means December 15, 2008.

“Missing Documentation Loan” means any Series 2002-1 Pledged Loan with respect to which (A) the original Loan and/or the related Loan File or any part thereof are not in the possession of the Custodian at the time of the sale of such Loan to the Depositor and (B) if the related Mortgage is not in the possession of the Custodian because it has been removed from the Loan File for review and recording in the local real property recording office, it has not been returned to the Loan File in the time frame required by the applicable Purchase Agreement, or if the documentation is not in the possession of the Custodian because it has not been delivered by the Seller to the Custodian, such documentation is not in the custody of the Custodian within 30 days after the date of the sale of such Loan to the Issuer.

“Monthly Interest” for each Note means the Notes Interest due and payable on any Payment Date.

“Monthly Principal” has the meaning specified in Section 6.02.

“Monthly Master Servicer Fee” means, in respect of any Due Period (or portion thereof), an amount equal to one-twelfth of the product of (a) 1.25% for Due Periods ending after June 30, 2003 and on or before October 31, 2005, and 1.10% for Due Periods ending after October 31, 2005 and (b) the Series 2002-1 Aggregate Loan Balance at the beginning of such Due Period (or portion thereof) or if a Successor Master Servicer has been appointed and accepted the appointment or if the Trustee is acting as Master Servicer, an amount equal to one-twelfth of the product of (x) the lesser of 3.5% and the Market Servicing Rate and (y) the Series 2002-1 Aggregate Loan Balance at the beginning of such Due Period.

“Monthly Trustee Fee” means, in respect of any Due Period, an amount equal to one-twelfth of 0.01% of the Notes Principal Amount as of the first day of such Due Period.

“Net Hedge Payment” means with respect to any Payment Date, the aggregate amount, if any, which the Issuer is obligated to pay as an additional premium to the Hedge Provider on such Payment Date as a result of an increase in the notional amount of the Hedge Agreement and/or any other change in the terms or adjustments of the Hedge Agreement which require payment of an increased or additional premium; the amount of any such Net Hedge Payment shall be calculated by the Master Servicer and provided in writing to the Trustee and the Deal Agent.

“Net Hedge Receipt” means with respect to any Payment Date, the aggregate amount, if any, paid on the Payment Date to the Trustee under the terms of the Hedge Agreement then in effect including payments for termination or sale of all or a portion of the Hedge Agreement.

“Net Liquidation Proceeds” means, with respect to any Defaulted Loan which is a Series 2002-1 Pledged Loan and which has not been released from the Lien of this Supplement, the proceeds of the sale, liquidation or other disposition of the Defaulted Loan and/or related Series 2002-1 Pledged Assets.

“New Seller” means an entity other than CTRG-CF or Trendwest which (a) is a subsidiary of Cendant, (b) performs its own loan origination and servicing, (c) has entered into a Purchase Agreement and Series 2002-1 Purchase Supplement as provided in Section 5.03 and, (d) with respect to any Loan Granted under this Supplement has complied with all conditions set forth in Section 5.03.

“New Seller Excess Amount” means, at any time, an amount equal to the sum of (a) the amount by which the sum of the Loan Balances for Series 2002-1 Pledged Loans that were sold to the Depositor by any one New Seller exceeds 10% of the Series 2002-1 Adjusted Loan Balance plus, without duplication and (b) the amount by which the sum of the Loan Balances for Series 2002-1 Pledged Loans that were sold to the Depositor by all New Sellers exceeds 15% of the Series 2002-1 Adjusted Loan Balance.

“New Seller Loans” means Loans sold by a New Seller to the Depositor under a Purchase Agreement.

“Non-US Excess Amount” means, at any time, the amount by which (i) the sum of the Loan Balances for all Series 2002-1 Loans with Obligors with billing addresses not located in the United States of America exceeds (ii) five percent (5%) of the Series 2002-1 Adjusted Loan Balance.

“Noteholder’s Letter” shall mean a letter substantially in the form of Exhibit G.

“Note Purchase Agreement” means the Note Purchase Agreement dated as of August 29, 2002 and amended and restated as of November 14, 2005 which relates to the sale of the Series 2002-1 Notes by the Issuer and which is by and among the Issuer, the Depositor, the Master Servicer, the Performance Guarantor, the Deal Agent, the Conduits, the Alternate Investors and the Class Agents (each such term not defined herein has the meaning set forth in the Note Purchase Agreement) as amended, restated, supplemented or otherwise modified.

“Notes” means the Series 2002-1 Notes and “Note” means any one of the Series 2002-1 Notes.

“Notes Increase” means a draw on the Series 2002-1 Notes resulting in an increase in the Notes Principal Amount outstanding.

“Notes Increase Date” means with respect to a Notes Increase, the Business Day on which the Notes Increase occurs pursuant to Section 4.07 of this Supplement.

“Notes Interest” means for any Payment Date and for each Note outstanding during the related Accrual Period, an amount equal to the Carrying Costs of the related Class due on such Payment Date as such amount is reported to the Trustee by the Deal Agent or the Master Servicer; plus the Unused Fees and Program Fees due on such Payment Date under the terms of the related Fee Letter as such amounts are reported to the Trustee by the Deal Agent or the Master Servicer.

“Notes Principal Amount” means as of the close of business on any date, with respect to any Note, the Initial Notes Principal Amount of that Note, less the aggregate amount of principal payments made on that Note on or prior to such date plus the sum of all increases in that Note occurring pursuant to Section 4.07 on or prior to such date; provided that any principal payments required to be returned to the Issuer in connection with any Insolvency Proceeding shall be reinstated to the Notes Principal Amount.

“Noteholder” or “Holder” means the Person in whose name a Series 2002-1 Note is registered in the Note Register.

“Notice of Increase” means the notice presented by the Issuer to the Deal Agent, Master Servicer and Trustee to request a Notes Increase.

“NPA Costs” means at any time, the Breakage and Other Costs as defined in the Note Purchase Agreement.

“Original Principal Balance” means with respect to any Loan, the original principal balance of such Loan.

“Overdue Interest” means, as of any Payment Date, the amount, if any, by which Monthly Interest in respect of all prior Payment Dates exceeds the amount paid to Noteholders on such prior Payment Dates, together with interest thereon for each Accrual Period at the rate of the Bank Base Rate plus 2%.

“Payment Date” means the 13th day of each calendar month, or, if such 13th day is not a Business Day, the next succeeding Business Day.

“Performance Guaranty” means the performance guaranty dated as of August 29, 2002 made by Performance Guarantor in favor of the Trustee.

“Permitted Encumbrance” with respect to any Series 2002-1 Pledged Loan has the meaning assigned to that term under the Purchase Agreement pursuant to which such Loan is sold to the Depositor.

“Potential Amortization Event” means an event which, but for the lapse of time or the giving of notice or both, would constitute an Amortization Event.

“Potential Event of Default” means an event which, but for the lapse of time or the giving of notice or both, would constitute an Event of Default.

“Potential Servicer Default” means an event which, but for the lapse of time or the giving of notice or both, would constitute a Servicer Default.

“Principal Distribution Amount” means for any Payment Date an amount equal to the Borrowing Base Shortfall as of the last day of the preceding Due Period less the amount by which the Borrowing Base is increased on such Payment Date.

“Priority of Payments” means the application of Available Funds in accordance with Section 6.01.

“Program Fees” means with respect to any Class, the program fees described in the Fee Letter for that Class.

“Purchase Agreement” means a Master Loan Purchase Agreement between a Seller and the Depositor pursuant to which the Seller sells Loans to the Depositor.

“Purchasers” has the meaning assigned to that term in the Note Purchase Agreement.

“Qualified Hedge Provider” means an entity which provides a Hedge Agreement and which provider has a long term unsecured debt rating of at least A from each of Moody’s and S&P and a short-term unsecured debt rating of at least A-1 from S&P and P-1 from Moody’s.

“Qualified Substitute Loan” means a substitute Series 2002-1 Pledged Loan that is an Eligible Loan on the applicable date of substitution and that on such date of substitution has a coupon rate not less than the coupon rate of the substituted Pledged Loan.

“Rating Agency” means each of Fitch, S&P or Moody’s as appropriate and their respective successors in interest.

“Rating Agency Condition” means with respect to any action taken or to be taken, that each Rating Agency then maintaining a rating on the Series 2002-1 Notes shall have notified the Issuer and the Trustee in writing that such action will not result in a reduction, downgrade, suspension or withdrawal of the rating then assigned by such Rating Agency to the Series 2002-1 Notes, and, if no Rating Agency is then maintaining a rating on the Series 2002-1 Notes, shall, with respect to Series 2002-1, mean the written consent of the Deal Agent.

“Record Date” means as to any Payment Date the last day of the preceding Due Period.

“Release Date” means the date on which Series 2002-1 Pledged Loans are released from the Lien of this Supplement.

“Release Price” means an amount equal to the outstanding Loan Balance of the Series 2002-1 Pledged Loan as of the close of business on the Due Date immediately preceding the Payment Date on which the release is to be made, plus accrued and unpaid interest thereon to the date of such release.

“Released Series 2002-1 Pledged Loan” means any Loan which was included as a Series 2002-1 Pledged Loan, but which has been released from the Lien of this Supplement pursuant to the terms hereof.

“Reported EBITDA” shall mean, without duplication, for any period for which such amount is being determined (i) the combined net income of the Hospitality and Timeshare Segments (which shall for purposes of this calculation be determined in the same manner and including the sources of income as those included therein as of November 14, 2005 without regard to changes in reporting practices after such date and, specifically shall include, without limitation Resort Condominiums International, LLC and Vacation Rental Group) plus provision for taxes based on income, depreciation expense, interest expense, amortization expense, other non-cash items reducing net income (and increasing EBITDA) minus (ii) any cash expenditure during such period to the extent such cash expenditures did not reduce net income for such period and were applied against reserves that constituted non-cash items which reduced net income during prior periods all as determined on a combined basis for the Hospitality and Timeshare Segments, in each case in a manner consistent with such number as reported in Cendant’s consolidated financial statements filed by Cendant with the Securities and Exchange Commission under Form 10-K for the most recent fiscal year preceding such 10-K filing, and under Form 10-Q for the period from the beginning of the most recent fiscal year through the end of the fiscal quarter preceding such 10-Q filing.

“Required Cap Rate” means, for any Accrual Period the Weighted Average Series 2002-1 Loans Rate less 7.50%.

“Required Class Agents” has the meaning assigned to that term in the Note Purchase Agreement.

“Reserve Account” means the account established pursuant to Section 6.06 of this Supplement.

“Reserve Account Excess” has the meaning specified in Section 6.06 of this Supplement.

“Reserve Required Amount” as of the Closing Date means $8,403,837.12 and (i) thereafter so long as no Amortization Event has occurred, means as of each Payment Date an amount equal to the greater of (x) 2.0% of the Series 2002-1 Aggregate Loan Balance as of the end of the prior Due Period or (y) the Estimated Fees, plus, in either case $150,000 related to any indemnification of the Trustee pursuant to Section 11.5 of the Agreement and (ii) from and after the first Payment Date following an Amortization Event, the Reserve Required Amount shall be $0.

“Seller of Series 2002-1 Loans” means a Seller which has sold a Loan to the Depositor and such Loan is a Series 2002-1 Pledged Loan.

“Series 2002-1 Account” means either of the Collection Account or the Reserve Account and “Series 2002-1 Accounts” mean both of such accounts.

“Series 2002-1 Adjusted Loan Balance” means the Series 2002-1 Aggregate Loan Balance minus the sum of (i) the Loan Balances of any Series 2002-1 Pledged Loans which are Defaulted Loans, (ii) the Loan Balances of any Series 2002-1 Pledged Loans which are Delinquent Loans on the last day of the immediately preceding Due Period and (iii) the Loan Balances of any Series 2002-1 Pledged Loans which are Defective Loans.

“Series 2002-1 Aggregate Loan Balance” means, as of any time, the sum of the Loan Balances for the Series 2002-1 Pledged Loans.

“Series 2002-1 Collateral” has the meaning specified in the Granting Clause of this Supplement.

“Series 2002-1 Collections” means Collections, as defined in the Agreement, with respect to all Series 2002-1 Pledged Loans.

“Series 2002-1 Documents” means the Series 2002-1 Notes, this Supplement, the Note Purchase Agreement and the Fee Letters.

“Series 2002-1 Interest Collections” means Collections on the Series 2002-1 Pledged Loans which are allocable to interest on such Loans in accordance with the terms thereof.

“Series 2002-1 Loan Pool” means all Loans identified in the Series 2002-1 Loan Schedule.

“Series 2002-1 Loan Schedule” means a Loan Schedule, as defined in the Agreement, containing information about the Series 2002-1 Pledged Loans, which Loan Schedule is as delivered by the Issuer to the Collateral Agent as of the Closing Date and as amended each month by delivery of an amendment describing the Series 2002-1 Pledged Loans added and released.

“Series 2002-1 Notes” has the meaning specified in Section 1.01 of this Supplement.

“Series 2002-1 Pledged Assets” with respect to each Series 2002-1 Pledged Loan, means the related “Pool Assets” as defined in the Pool Purchase Agreement.

“Series 2002-1 Pledged Loans” means the Initial Series 2002-1 Pledged Loans and any Additional 2002-1 Pledged Loans, but excluding any Released Series 2002-1 Pledged Loans.

“Series 2002-1 Pool Purchase Supplement” means the Series 2002-1 Supplement to the Pool Purchase Agreement which supplement is dated as of August 29, 2002 and is by and between the Depositor and the Issuer and provides for the transfer of the Series 2002-1 Pledged Loans from the Depositor to the Issuer.

“Series 2002-1 Purchase Supplements” means each supplement to a Purchase Agreement pursuant to which Series 2002-1 Pledged Loans are transferred from the respective Seller to the Depositor.

“Settlement Statement” means the information furnished by the Master Servicer to the Trustee for distribution to the Noteholders pursuant to Section 8.01 of this Supplement.

“State” means any one of the 50 states of the United States plus the District of Columbia.

“State Concentration Excess Amount” means at any time the sum of (i) with respect to each State other than California, the Loan Balances of all Series 2002-1 Pledged Loans of Obligors with mailing addresses located in such State which exceed twenty percent (20%) of the Series 2002-1 Adjusted Loan Balance plus (ii) with respect to California, the Loan Balances of all Series 2002-1 Pledged Loans of Obligors with mailing addresses located in California which exceed thirty percent (30%) of the Series 2002-1 Adjusted Loan Balance.

“Substitution Adjustment Amount” has the meaning specified in the Series 2002-1 Pool Purchase Supplement.

“Supplement” means this Series 2002-1 Supplement as amended from time to time.

“Supplemental Grant” means, with respect to any Additional 2002-1 Pledged Loans Granted as provided in Section 3.5 of the Agreement, a Supplemental Grant substantially in the form of Exhibit A hereto which shall be accompanied by an amendment which amends the Series 2002-1 Loan Schedule listing such Loans and which shall be deemed to be incorporated into and made a part of this Supplement.

“Three Month Rolling Average Delinquency Ratio” means (i) for the Payment Date occurring in December 2005, the Delinquency Ratio for November 2005, (ii) for the Payment Date occurring in January 2006, the sum of the Delinquency Ratio for November 2005 and for December 2005 divided by two and (iii) for any Payment Date on or after the Payment

Date in February 2006, the sum of the Delinquency Ratio for each of the three immediately preceding Due Periods divided by three.

“Transition Period” means the period from the date a Seller acquires an organization, facility or program from an unrelated entity to the date on which the Seller has fully converted the servicing of Loans related to such organization, facility or program to the Master Servicer’s Credit Standards and Collection Policies.

“Transition Period Excess Amount” means, at any time, the amount by which the sum of the Loan Balances for all Series 2002-1 Loans which are Acquired Portfolio Loans (including, for such purposes, Loans acquired from Kona) and for which the Transition Period has extended beyond 120 days and the Transition Period has not been completed exceeds ten percent (10%) of the Series 2002-1 Adjusted Loan Balance.

“Trendwest California Loan” means a Series 2002-1 Pledged Loan which was originated by Trendwest and relates to Vacation Credits sold in California.

“Trendwest Loans” means Series 2002-1 Pledged Loans which were sold to the Depositor under the terms of the Master Loan Purchase Agreement dated as of August 29, 2002 and amended and restated as of November 14, 2005 between Trendwest and the Depositor and the Series 2002-1 Purchase Supplement thereto and transferred to the Issuer under the terms of the Pool Purchase Agreement.

“Trendwest Supplemental Agreement” means that Supplemental Agreement dated as of January 16, 2004 among Trendwest, the Depositor and the Issuer, which agreement has been assigned by the Issuer to the Trustee under this Supplement and which Trendwest Supplemental Agreement is included as part of the Series 2002-1 Collateral.

“Trendwest Timeshare Upgrade” shall mean a Loan which was sold to the Depositor by Trendwest and with respect to which the Obligor purchases a Timeshare Upgrade.

“Trustee” means Wachovia Bank, National Association, or its successor in interest, or any successor trustee appointed as provided in the Agreement.

“Unused Fees” means with respect to any Class, the unused fee described in the Fee Letter for that Class.

“Weighted Average Series 2002-1 Loans Rate” means as of the last day of any Due Period, the weighted average of the Contract Rates for all Series 2002-1 Pledged Loans as of such date.

“WorldMark” means WorldMark, The Club, a California non-profit mutual benefit corporation, and its successors in interest.

Section 2.02.   Other Definitional Provisions.

(a)   All terms defined in this Supplement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(b)   As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 2.01 or in the Agreement and accounting terms partly defined in Section 2.01 or in the Agreement, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

(c)   The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Supplement shall refer to this Supplement as a whole and not to any particular provision of this Supplement; and Article, Section, subsection, Schedule and Exhibit references contained in this Supplement are references to Articles, Sections, subsections, Schedules and Exhibits in or to this Supplement unless otherwise specified.

ARTICLE III
SERVICING COMPENSATION

Section 3.01.   Servicing Compensation. As compensation for its servicing activities with respect to the Series 2002-1 Pledged Loans, the Master Servicer shall be entitled to receive the Monthly Master Servicer Fee which shall be paid to the Master Servicer pursuant to Section 6.01 of this Supplement.

ARTICLE IV
THE SERIES 2002-1 NOTES

Section 4.01.   Forms Generally. The Series 2002-1 Notes and the Trustee’s or Authentication Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms set forth as Exhibit B to this Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Agreement and this Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the Authorized Officers of the Issuer executing such Series 2002-1 Notes as evidenced by their execution of such Series 2002-1 Notes. Any portion of the text of any Note may be set forth on the reverse or subsequent pages thereof, with an appropriate reference thereto on the face of the Series 2002-1 Note.

Each Note shall have a grid attached to it on which there shall be recorded the initial Notes Principal Amount, each Notes Increase for that Note and all principal payments made on that Note; provided, that such amounts may instead be recorded in the Purchaser’s or

Class Agent’s records and the failure to make such recordings shall not affect the obligations of the Issuer hereunder or under such Note.

One Note shall be issued for each Class and be registered in the name of the Class Agent for that Class as set forth in Exhibit C to this Supplement.

Section 4.02.   Authorized Amount; Conditions to Initial Issuance. (a) The Initial Notes Principal Amount as of August 30, 2002 was $232,506,160.43. The Notes Principal Amount may be increased from time to time as provided in Section 4.07 of this Supplement; provided, however, that the aggregate Notes Principal Amount shall at no time exceed the then effective Facility Limit and the Notes Principal Amount of the Note held by any single Class shall not exceed the then effective Class Facility Limit for such Class.

(b)   The following shall be conditions to the issuance of the Series 2002-1 Notes:

(i)   There shall have been delivered to the Trustee a Performance Guaranty under which the Performance Guarantor will guarantee to the Depositor, the Issuer, the Trustee and the Collateral Agent on behalf of all holders of Notes issued under the Agreement, the full and punctual payment and performance of all covenants, agreements, terms, conditions and other obligations to be performed and observed by each of CTRG-CF, as Seller and Master Servicer and Trendwest under and pursuant to the Agreement and this Series Supplement and all amounts related to the enforcement of the Performance Guaranty;

(ii)   The Issuer shall enter into and Grant to the Trustee the Hedge Agreement with terms described in Section 6.07;

(iii)   The premium due for the Hedge Agreement as of the Closing Date shall have been paid as of the Closing Date;

(iv)   On or immediately prior to the Closing Date the Custodian has possession of each original Series 2002-1 Pledged Loan and the related Loan File and has acknowledged to the Trustee and the Deal Agent such receipt and its undertaking to hold each such original Series 2002-1 Pledged Loan and the related Loan File for purposes of perfection of the Collateral Agent’s interests in such original Series 2002-1 Pledged Loans and the related Loan File; provided that the fact that any document not required to be in its respective Loan File pursuant to the applicable Purchase Agreement is not in the possession of the Custodian in its respective Loan File does not constitute a failure to satisfy this condition;

(v)   The Issuer shall have delivered the Series 2002-1 Loan Schedule to the Collateral Agent and each of the Initial Series 2002-1 Pledged Loans listed on such Loan Schedule shall be Loans sold by a Seller to the Depositor under a Purchase Agreement and Series 2002-1 Purchase Supplement;

(vi)   On the Closing Date, the Initial Notes Principal Balance shall not exceed the Borrowing Base which shall for this purpose be calculated by the Master Servicer as of the Initial Cut-Off Date; and

(vii)   Any additional conditions set forth in Section 3.3 of the Note Purchase Agreement shall have been satisfied.

Section 4.03.   Principal, Interest and NPA Costs. (a) Principal. The Notes shall have a Maturity Date of December 15, 2008.

Each Note shall be subject to prepayment in whole or in part as required or permitted by the terms of this Supplement.

(b)   Interest. Interest on each Note shall be due and payable on each Payment Date in the amount of the Notes Interest calculated for that Note for that Payment Date. On the Determination Date prior to each Payment Date, the Deal Agent shall provide written notice to the Issuer, the Master Servicer and the Trustee of the aggregate amount of Notes Interest to be paid on such Payment Date on all Notes and the components used in calculating the Notes Interest including the amount of Carrying Costs, Program Fees and Unused Fees for each Class for such Payment Date.

(c)   NPA Costs. NPA Costs shall be due and payable to each Class Agent on each Payment Date. On the Determination Date prior to each Payment Date, the Deal Agent shall provide written notice to Issuer, the Master Servicer and the Trustee of the aggregate amount of NPA Costs due on such Payment Date and the amount due to each Class.

Section 4.04.   Nonrecourse to the Issuer. The Series 2002-1 Notes are limited obligations of the Issuer payable only from and to the extent of the Series 2002-1 Collateral. The Holders of the Notes shall have recourse to the Issuer only to the extent of the Series 2002-1 Collateral, and to the extent such Series 2002-1 Collateral is not sufficient to pay the Series 2002-1 Notes and the Notes Interest thereon in full and all other obligations of the Issuer under this Series 2002-1 Supplement and the other Series 2002-1 Documents, the Holders of the Series 2002-1 Notes and holders of other obligations payable from the Series 2002-1 Collateral shall have no rights in any other assets which the Issuer may have including, but not limited to any assets of the Issuer which may be Granted to secure other obligations. To the extent any Noteholder is deemed to have any interest in any assets of the Issuer which assets have been Granted to secure other obligations such Noteholder agrees that its interest in those assets is subordinated to claims or rights of such other debtholders with respect to those assets. Further such Noteholders agree that such agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

Section 4.05.   Dating of the Notes. The Series 2002-1 Notes shall be executed and authenticated as provided in the Agreement.

Each Series 2002-1 Note authenticated and delivered by the Trustee or the Authentication Agent to or upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Series 2002-1 Notes that are authenticated after the Closing Date for any other purpose under this Agreement shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Series 2002-1 Notes shall represent the outstanding principal amount of the Notes so transferred, exchanged or replaced. If any Series 2002-1 Note is divided into more than one Series 2002-1 Note in accordance with this Article IV the aggregate principal amount of the Series 2002-1 Notes delivered in exchange shall, in the aggregate be equal to the principal amount of the divided Series 2002-1 Note.

Section 4.06.   Payments on the Series 2002-1 Notes; Payment of NPA Costs.

(a)   The Notes Interest calculated for each Payment Date will be due and payable on that Payment Date.

(b)   To the extent of Available Funds distributed as provided in provision SIXTH of Section 6.01, principal of the Series 2002-1 Notes will be subject to mandatory prepayment on each Payment Date in the amount of the Monthly Principal. Series 2002-1 Notes will also be subject to prepayment on the date designated under the terms of Section 4.10. All payments of principal on the Notes shall be made pro rata based on the outstanding principal amount of the Notes, except with respect to any Notes which are subject to a Liquidity Reduction Amortization Period. All outstanding principal of the Notes (unless sooner paid) will be due and payable on the Maturity Date.

(c)   As a condition to the payment of principal of and interest on any Series 2002-1 Note without the imposition of U. S. withholding tax, the Issuer shall require certification acceptable to the Trustee to enable the Issuer, the Trustee or any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Note under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirement under any such law or regulation.

(d)   Payments in respect of interest on and principal of and any other amount payable on or in respect of any Notes including NPA Costs shall be made on each Payment Date (i) by wire transfer in immediately available funds sent by the Trustee on or prior to 11:00 a.m. New York City time on the Payment Date with respect to any Note to a United States dollar account specified for such Note in the Note Register and in accordance with wire transfer instructions received by the Trustee on or before the Record Date applicable to such Payment Date or, with respect to the first Payment Date, specified on the Closing Date or, (ii) if no wire transfer instructions are received by a Paying Agent, by a U. S. dollar check drawn on a United States bank and delivered by first-class mail, postage prepaid to each Holder at the address shown in the Note Register.

Section 4.07.   Increases in Notes Principal Amount. The Noteholders agree, by acceptance of the Notes that the Issuer may from time to time by irrevocable written notice substantially in the form attached to the Note Purchase Agreement given to the Deal Agent, the Trustee and the Master Servicer and subject to the terms and conditions of this Section 4.07, request that the Series 2002-1 Noteholders fund an increase in the outstanding principal balance of the Series 2002-1 Notes in the aggregate amount specified in the notice and on the date specified in the notice. If the terms and conditions to the Note Increase set forth in this Section 4.07 and in the Note Purchase Agreement are satisfied or waived, then the Noteholders shall fund an increase by payment, in same day funds, to the Issuer of the amount of such increase in accordance with the payment instructions specified in the Notice of Increase. In addition to conditions set forth in the Note Purchase Agreement, the following shall be conditions to each Note Increase:

(a)   The Issuer and the Master Servicer shall have complied in all material respects with all of their respective covenants and agreements contained in the Agreement, this Supplement and the Note Purchase Agreement.

(b)   No Amortization Event, Event of Default, Potential Amortization Event or Potential Event of Default shall have occurred and be continuing.

(c)   At least two (2) Business Days preceding the proposed Note Increase Date, the Issuer shall have delivered to the Deal Agent, the Master Servicer and the Trustee an electronic copy of a “Notice of Increase” in substantially the form of Exhibit D to the Note Purchase Agreement.

(d)   After giving effect to the funding on such proposed Note Increase Date, the Notes Principal Amount will not exceed the Borrowing Base.

(e)   After giving effect to the funding on such proposed Note Increase Date, the Notes Principal Amount will not exceed the Facility Limit and with respect to each Note, the outstanding principal amount of that Note shall not exceed the Class Facility Limit for the related Class.

(f)   After giving effect to the funding on such proposed Note Increase Date and the deposit of Available Funds, the amount in the Reserve Account will be equal to the Reserve Required Amount.

(g)   The Hedge Agreement shall have been adjusted, if required, so that the notional amount is equal to 90% of the Notes Principal Amount after giving effect to such Notes Increase and the amortization schedule on the Hedge Agreement has been adjusted in accordance with a schedule prepared by the Master Servicer and by the Deal Agent.

Section 4.08.   Reduction of the Facility Limit. In accordance with the Note Purchase Agreement, the Issuer may, upon at least five Business Days’ written notice to the Deal Agent reduce, in part, the Facility Limit to (but not below) the Notes Principal Amount. Any such reduction in the Facility Limit shall be made pro rata to each of the Classes and in the aggregate for a reduction of not less than $20 million and in increments of $1 million in excess thereof.

Section 4.09.   Increase of the Facility Limit. (a) So long as no Amortization Event shall have occurred and be continuing, the Issuer may, on any Business Day, by written notice to the Deal Agent request an increase in the Facility Limit. The written notice to the Deal Agent shall specify:

(i)   the amount of the requested increase in the Facility Limit; and

(ii)   the date on which such increase is proposed to occur.

(b)   Any increase in the Facility Limit shall occur only if approved by each of the Conduits and Alternate Investors as provided in the Note Purchase Agreement and shall be evidenced by a notice from the Issuer and the Deal Agent delivered to the Trustee which shall state the increased Facility Limit and the date on which such increase shall be effective.

Section 4.10.   Repayment Obligation. (a) The Issuer may prepay the Notes on any day, in whole or in part, on ten (10) days’ prior written notice to the Deal Agent (or such lesser notice period as shall be acceptable to the Deal Agent) (such notice, a “Prepayment Notice”), provided that (i) the aggregate principal amount prepaid is at least $10,000,000 (unless a lesser amount is agreed to by the Deal Agent) and (ii) the Issuer pays to the Trustee, for distribution to the Noteholders, on the date of prepayment, principal plus interest accrued and to accrue on the principal amount of Notes prepaid through any then applicable Funding Period.

(b)   The applicable Prepayment Notice shall state (i) the principal amount of the Notes to be paid and (ii) the principal amount of the Series 2002-1 Pledged Loans to be released under Section 7.04 at the time of the prepayment of the Notes, not to exceed the amount by which the Borrowing Base exceeds the Note Principal Amount calculated immediately after the prepayment of the Notes. Reference is made to Sections 6.05 and 7.04 for the conditions to and procedure for the release of the Series 2002-1 Pledged Loans and the related Series 2002-1 Pledged Assets in connection with any such prepayment.

(c)   Upon prepayment of the Notes in accordance with subsection (a), the Issuer shall terminate the existing Hedge Agreement and, if any Series 2002-1 Notes remain outstanding, replace it with a new Hedge Agreement in a notional amount equal to 90% of the Series 2002-1 Notes Principal Amount after the prepayment of the Notes. Any amounts received by the Issuer upon the termination, to the extent not used to acquire a new Hedge Agreement, shall be deposited into the Collection Account. Such new Hedge Agreement shall have all of the terms described in Section 6.07.

Section 4.11.   Transfer Restrictions.

(a)   The Series 2002-1 Notes have not been registered under the Securities Act or any state securities law. Neither the Issuer nor the Trustee nor any other Person is obligated to register the Series 2002-1 Notes under the Securities Act or any other securities or “Blue Sky” laws or to take any other action not otherwise required under the Agreement or this Supplement to permit the transfer of the Series 2002-1 Notes without registration.

(b)   No transfer of the Series 2002-1 Notes or any interest therein (including without limitation by pledge or hypothecation) shall be made except in compliance with the restrictions on transfer set forth in this Section 4.11 (including the applicable legend to be set forth on the face of the Series 2002-1 Notes as provided in Exhibit B), in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or “Blue Sky” laws (i) to a person who the transferor reasonably believes is a “qualified institutional buyer” within the meaning thereof in Rule 144A (a “QIB”) and (B) that is aware that the resale or other transfer is being made in reliance on Rule 144A.

In addition, no transfer of the Series 2002-1 Notes or any interest therein (including without limitation by pledge or hypothecation) may be made in any manner that would result in the outstanding securities (other than short-term paper) being beneficially owned by more than 100 persons. For the purpose of monitoring compliance with the foregoing restrictions and determining whether after such transfer or resale the outstanding securities (other than short-term paper) of the Issuer would be beneficially owned by more than 100 persons calculated in accordance with Section 3(c)(1) of the Investment Company Act, the following provisions shall apply:

(1) As stated in Section 4.01, one Note and only one Note shall be issued for each Class and such Note shall be registered in the name of the Class Agent for that Class.

(2) No more than nine Notes, each of which shall be issued to a single Class, shall be issued and outstanding at any time.

(3) With respect to each Class and the Note issued for that Class, the Class Agent shall deliver to the Issuer and the Trustee a Noteholder’s Letter in the form attached hereto as Exhibit G together with the supporting certificates from each member of the Class, also as included in Exhibit G.

(4) No Note or any interest therein may be transferred (including without limitation by pledge or hypothecation) unless the entire Note is transferred to a Class and as a condition to the transfer of the Note to such Class the Class Agent for the transferee Class delivers a Noteholder’s Letter to the Issuer and the Trustee; provided, however, that such provision shall not restrict the ability of any Conduit (as defined in the Note Purchase Agreement), under the terms of its Liquidity Agreement or the Note Purchase Agreement, to sell or grant to one or more Liquidity Providers party to the Liquidity Agreement or one or more Alternate Investors party to the Note Purchase Agreement, participating interests or security interests in the Series 2002-1 Notes provided that each Liquidity Provider or Alternate Investor is a member of the Class of which the Conduit is a member and has been included as a member covered in a Noteholders Letter delivered to the Trustee and Issuer.

(5) Each Class, as evidenced by the Noteholder’s Letter, shall include not more than four persons within the meaning of Section 3(c)(1) of the Investment Company Act unless the Issuer delivers an express written consent to a larger number of persons.

(6) The Issuer may from time to time request that, with respect to any Class or to all Classes, the respective Class Agent or Class Agents deliver to the Issuer either a new Noteholders Letter or a written statement that the information in the Noteholder’s Letter most recently delivered to the Issuer has not changed.

(c)   Each Holder of a Series 2002-1 Note, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed with the Issuer and, in the case of any transferee of a Purchaser, such Purchaser as follows:

(i)   It understands that the Series 2002-1 Notes may be offered and may be resold by a Noteholder of a Series 2002-1 Note only to QIBs pursuant to Rule 144A.

(ii)   It understands that the Series 2002-1 Notes have not been and will not be registered under the Securities Act or any state or other applicable securities law and that the Series 2002-1 Notes, or any interest or participation therein, may not be offered, sold, pledged or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any other applicable securities law.

(iii)   It acknowledges that none of the Issuer or any Purchaser or any person representing the Issuer or a Purchaser has made any representation to it with respect to the Issuer or the offering or sale of any Series 2002-1 Notes. It has had access to such financial and other information concerning the Issuer, the Series 2002-1 Notes and the source of payment for the Series 2002-1 Notes as it has deemed necessary in connection with its decision to purchase the Series 2002-1 Notes.

(iv)   It is purchasing the Series 2002-1 Notes for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Series 2002-1 Notes, or any interest or participation therein, as described herein, in the Agreement and in the Note Purchase Agreement.

(v)   It acknowledges that the Issuer, the Purchaser and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer.

(vi)   It is not and is not acquiring the Series 2002-1 Notes by or on behalf of, or with “plan assets” of, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”); (iii) (an entity whose underlying assets include “plan assets” by reason of a Plan’s investment in the Purchaser; or (iv) a person who is otherwise a “benefit plan investor,” as defined in U.S. Department of Labor (“DOL”) Regulation Section 2510.3-101 (a “Benefit Plan Investor”), including any insurance company general account or a governmental or foreign plan that is generally not subject to ERISA or Section 4975(e) of the Code.

(vii)   With respect to any foreign purchaser claiming an exemption from United States income or withholding tax, that it has delivered to the Trustee a true and complete Form W-8 BEN, Form 1001 or Form 4224, indicating such exemption or any other forms and documentation as may be sufficient under the applicable regulations for claiming such exemption.

(viii)   It understands that the Issuer is not registered as an investment company under the Investment Company Act, but that the Issuer has an exception from registration as such by virtue of Section 3(c)(1) of the Investment Company Act, which in general excludes from the definition of an investment company any issuer whose outstanding securities (other than short-term paper) are beneficially owned by not more that 100 persons and which has not made and does not propose to make a public offering of its securities.

(ix)   It is acquiring the Note or an interest in a Note as a member of a Class and such Class is not permitted to be composed of more than four persons within the meaning of Section 3(c)(1) of the Investment Company Act unless the Issuer has given its express written consent to a larger number of persons

Except as provided in subsection (d) below, any transfer, resale, pledge or other transfer of the Series 2002-1 Notes contrary to the restrictions set forth above and in the Agreement shall be deemed void ab initio by the Trustee.

(d)   Notwithstanding anything to the contrary herein, each Conduit (as defined in the Note Purchase Agreement), under the terms of its Liquidity Agreement or the Note Purchase Agreement, may at any time sell or grant to one or more Liquidity Providers party to the Liquidity Agreement or one or more Alternative Investors party to the Note Purchase Agreement, participating interests or security interests in the Series 2002-1 Notes provided that each Liquidity Provider or Alternate Investor shall, by any such purchase be deemed to have acknowledged and agreed to the provisions of subsection 4.11(c) hereof.

Section 4.12.   Tax Treatment. The Issuer has structured the Agreement and this Supplement and the Notes with the intention that the Notes will qualify under applicable tax law as indebtedness of the Issuer, and the Issuer and each Noteholder by acceptance of its Note agree to treat the Notes (or beneficial interest therein) as indebtedness for purposes of federal, state and local income or franchise taxes or any other tax imposed on or measured by income.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ISSUER;
ASSIGNMENT OF REPRESENTATIONS AND WARRANTIES

Section 5.01.   Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Trustee, the Collateral Agent and the Series 2002-1 Noteholders on the date of execution of this Series Supplement, on the Initial Closing Date and any date of an increase in the Facility Limit or a Notes Increase Date as follows:

(a)   Perfection of Security Interests in Series 2002-1 Collateral.

(i)   Payment of principal and interest on the Series 2002-1 Notes and the prompt observance and performance by the Issuer of all of the terms and provisions of this Supplement are secured by the Series 2002-1 Collateral. Upon the issuance of the Series 2002-1 Notes and at all times thereafter so long as any Series 2002-1 Notes are outstanding, this Supplement creates a security interest (as defined in the applicable UCC) in the Series 2002-1 Collateral in favor of the Collateral Agent for the benefit of the Trustee and the Series 2002-1 Noteholders to secure amounts payable under the Series 2002-1 Notes and the Series 2002-1 Documents, which security interest is perfected and prior to all other Liens (other than any Permitted Encumbrances) and is enforceable as such against all creditors of and purchasers from the Issuer; and

(ii)   The Series 2002-1 Collateral constitutes either “accounts,” “chattel paper,” “instruments” or “general intangibles” within the meaning of the applicable UCC.

(b)   Eligible Loans. Each Series 2002-1 Pledged Loan, on the date on which it becomes a Series 2002-1 Pledged Loan, is an Eligible Loan and is a Loan sold by a Seller to the Depositor under a Purchase Agreement and Series 2002-1 Purchase Supplement.

(c)   Servicer Default. No Servicer Default has occurred and is continuing.

(d)   Events of Default; Amortization Events. No Event of Default has occurred and is continuing, no Amortization Event has occurred and is continuing, no Potential Event of Default has occurred and is continuing and no Potential Amortization Event has occurred and is continuing.

Section 5.02.   Assignment of Representations and Warranties. The Issuer hereby assigns to the Trustee its rights relating to the Series 2002-1 Pledged Loans under the Pool Purchase Agreement including the rights assigned to the Issuer by the Depositor of the Depositor’s rights to payment due from the related Seller for repurchases of Defective Loans (as such term is defined in such Purchase Agreement) resulting from the breach of representations and warranties under such Purchase Agreement.

Section 5.03.   Addition of New Sellers. Loans sold to the Depositor by a New Seller and sold by the Depositor to the Issuer may be Granted as Series 2002-1 Pledged Loans under the terms of Section 7.01 provided that the following conditions have been met:

(i)   The New Seller has entered into a Purchase Agreement with the Depositor substantially in the form attached hereto as Exhibit F-1 but with such revisions as shall be necessary to accommodate the type of Loans and related assets of the New Seller;

(ii)   The New Seller has entered into a Series 2002-1 Purchase Supplement substantially in the form attached hereto as Exhibit F-2 but with such revisions as shall be necessary to accommodate the type of Loans and related assets of the New Seller;

(iii)   The Guaranty Agreement has been amended to included the New Seller as a party whose performance is guarantied or the Performance Guarantor shall have provided a new guaranty agreement under which the Performance Guarantor guaranties the performance of the New Seller;

(iv)   One or more of the Custodial Agreements shall have been amended to provide that the New Seller may deliver Loan Files to the Custodian to be held for the benefit of the Collateral Agent;

(v)   The New Seller shall have provided a Lockbox Agreement which provides for the receipt of Collections on the Series 2002-1 Pledged Loans sold by such Seller and the delivery of such Collections to the Collateral Agent;

(vi)   The New Seller shall have provided to counsel for the Deal Agent copies of search reports certified by parties acceptable to counsel for the Deal Agent dated a date reasonably prior to the date on which the entity becomes a New Seller (A) listing all effective financing statements which name the New Seller (under its present name and any previous names) as debtor or seller and which are filed with respect to the New Seller in each relevant jurisdiction, together with copies of such financing statements (none of which shall cover any portion of the Series 2002-1 Pledged Loans sold by such New Seller to the Depositor except as contemplated by the Facility Documents);

(vii)   Copies of proper UCC financing statement amendments (Form UCC3), if any, necessary to terminate all security interests and other rights of any Person previously granted by the New Seller in the Loans of the New Seller to the extent such Loans are to become Series 2002-1 Pledged Loans and the related Pledged Assets;

(viii)   An Opinion of Counsel with respect to true sale and federal bankruptcy matters similar in substance to the opinions delivered to the Trustee on the Closing Date shall have been delivered to the Trustee, the Class Agents, the Purchasers with respect to sales of the Loans by the New Seller to the Depositor;

(ix)   The Issuer shall have delivered to the Trustee and the Collateral Agent and the Deal Agent copies of UCC financing statements with respect to the sale of the Loans from the New Seller to the Depositor, from the Depositor to the Issuer and the Grant to the Collateral Agent together with Opinions of Counsel to the effect that such transfer or security interests have been perfected and are of a first priority;

(x)   Each of the items described in provisions (i) through (ix) above shall have been reviewed by counsel to the Deal Agent and such counsel shall have notified the Deal Agent that such items are in the reasonable opinion of such counsel acceptable in form and substance to permit the addition of Loans of the New Seller; and

(xi)   The Deal Agent has delivered to the Issuer its written consent to the addition of the New Seller and the inclusion of Loans sold by such New Seller as Series 2002-1 Pledged Loans.

ARTICLE VI
PAYMENTS, SECURITY AND ALLOCATIONS

Section 6.01.   Priority of Payments.

The Master Servicer shall apply, or by written instruction to the Trustee shall cause the Trustee to apply on each Payment Date Available Funds for that Payment Date on deposit in the Collection Account to make the following payments and in the following order of priority:

FIRST, to the Trustee in payment of the Monthly Trustee Fees and in reimbursement of the reasonable expenses of the Trustee under each of the Facility Documents to which the Trustee is a party, provided that such expenses relate to Series 2002-1; in the event of a Servicer Default and the replacement of the Master Servicer with the Trustee or a Successor Master Servicer, the actual costs and expenses of replacing the Master Servicer shall be permitted expenses of the Trustee; provided that such costs and expenses relate to Series 2002-1;

SECOND, if the Master Servicer is not Cendant Timeshare Resort Group--Consumer Finance, Inc. or an affiliate of Cendant, to the Master Servicer, in payment of the Monthly Master Servicer Fee and, whether or not Cendant Timeshare Resort Group--Consumer Finance, Inc. or another affiliate of Cendant is then the Master Servicer, to the Master Servicer in reimbursement of any unreimbursed Master Servicer Advances;

THIRD, to the Hedge Provider under the Hedge Agreement, Net Hedge Payments;

FOURTH, to each Noteholder, the Notes Interest for the current Payment Date and NPA Costs payable to such Noteholder to the extent due and payable and not included in the Monthly Interest and any Overdue Interest from prior periods (and interest thereon);

FIFTH, if the Master Servicer is Cendant Timeshare Resort Group--Consumer Finance, Inc. or another affiliate of Cendant, to the Master Servicer, the Monthly Servicing Fee;

SIXTH, to the Noteholders, the Monthly Principal for such Payment Date, as described in Section 6.02;

SEVENTH, if the amount on deposit in the Reserve Account is less than the Required Reserve Amount, to the Reserve Account, all remaining Available Funds until the amount on deposit in the Reserve Account is equal to the Reserve Required Amount;

EIGHTH, during a Liquidity Reduction Amortization Period, with respect to each Note to which a Liquidity Reduction Event has occurred the lesser of

(i) the aggregate outstanding principal amount of such Note and (ii) such Notes’ pro rata share of the remaining Available Funds; for such purposes the pro rata share shall be determined on the basis of the outstanding principal amounts of such Notes as of the dates their respective Liquidity Reduction Amortization Period commenced and the sum of the Notes Principal Amount of all Notes then in a Liquidity Reduction Amortization Period calculated as of the dates their respective Liquidity Reduction Amortization Periods commenced; and

FINALLY, to the Issuer, any remaining amounts free and clear of the lien of this Supplement.

Section 6.02.   Determination of Monthly Principal. The amount of Available Funds required to be distributed for the payment of principal on the Notes on any Payment Date is the “Monthly Principal” for that Payment Date and shall be calculated as follows:

(i)   so long as no Amortization Event has occurred and the Maturity Date has not occurred, the Monthly Principal for any Payment Date shall be an amount equal to the Principal Distribution Amount for that Payment Date;

(ii)   on the Maturity Date of the Series 2002-1 Notes, the Monthly Principal for such Payment Date shall be the Notes Principal Amount; and

(iii)   if an Amortization Event has occurred or if the Liquidity Termination Date has occurred, then for each Payment Date after the occurrence of such Amortization Event or Liquidity Termination Date, the Monthly Principal shall be equal to the entire amount of the remaining Available Funds after making provision for the payments and distributions required under clauses FIRST through FIFTH in the Priority of Payments.

Section 6.03.   Information Provided to Trustee. The Master Servicer shall promptly provide the Trustee in writing with all information necessary to enable the Trustee to make the payments and deposits required pursuant to Section 6.01.

Section 6.04.   Payments. On each Payment Date, the Trustee, as Paying Agent, shall distribute to the Holders the amounts due and payable under this Supplement and the Notes. Such payments shall be made as provided in subsection 4.06(d) hereof.

Section 6.05.  Collection Account.

(a)   Collection Account. The Trustee, for the benefit of the Series 2002-1 Noteholders, shall establish and maintain in the name of the Trustee, a segregated account designated as the “Cendant Timeshare Conduit Receivables Funding, LLC Series 2002-1 Collection Account” bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders pursuant to this Supplement.

(b)   Withdrawals. The Trustee shall have the sole and exclusive right to withdraw or order a transfer of funds from the Collection Account, in all events in accordance with the terms and provisions of this Supplement and the information most recently delivered to the Trustee pursuant to Section 8.01; provided, however, that the Trustee shall be authorized to accept and act upon instructions from the Master Servicer regarding withdrawals or transfers of funds from the Collection Account, in all events in accordance with the provisions of this Supplement and the information most recently delivered pursuant to Section 8.01. In addition, notwithstanding anything in the foregoing to the contrary, the Trustee shall be authorized to accept instructions from the Master Servicer on a daily basis regarding withdrawals or order transfers of funds from the Collection Account, to the extent such funds either (i) have been mistakenly deposited into the Collection Account (including without limitation funds representing Assessments or dues payable by Obligors to POAs or other entities) or (ii) relate to items subsequently returned for insufficient funds or as a result of stop payments. In the case of any withdrawal or transfer pursuant to the foregoing sentence, the Master Servicer shall provide the Trustee with notice of such withdrawal or transfer, together with reasonable supporting details, on the next Servicer’s Monthly Report to be delivered by the Master Servicer following the date of such withdrawal or transfer (or in such earlier written notice as may be required by the Trustee from the Master Servicer from time to time). Notwithstanding anything therein to the contrary, the Trustee shall be entitled to make withdrawals or order transfers of funds from the Collection Account, in the amount of all reasonable and appropriate out-of-pocket costs and expenses incurred by the Trustee in connection with any misdirected funds described in clause (i) and (ii) of the second foregoing sentence. Within two Business Days of receipt, the Master Servicer shall transfer all Collections processed by the Master Servicer to the Trustee for deposit into the Collection Account. The Trustee shall deposit or cause to be deposited into the Collection Account upon receipt all amounts in respect of releases of Series 2002-1 Pledged Loans by the Issuer. On each Payment Date, the Trustee shall apply amounts in the Collection Account to make the payments and disbursements described in this Supplement.

(c)   Administration of the Collection Account. Funds in the Collection Account shall, at the direction of the Issuer, at all times be invested in Permitted Investments; provided, however, that all Permitted Investments (i) shall be purchased at a price not exceeding the stated principal amount thereof, (ii) shall pay the stated principal amount thereof at the stated maturity of such investment and (iii) shall mature on or before the next Payment Date, in order to ensure that funds on deposit therein will be available on such Payment Date. The Trustee shall maintain or cause to be maintained possession of the negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of sale or maturity. Subject to the restrictions set forth in the first sentence of this paragraph, the Issuer shall instruct the Trustee in writing regarding the investment of funds on deposit in the Collection Account. All investment earnings on such funds shall be deemed to be available to the Trustee for the uses specified in this Supplement. The Trustee shall be fully protected in following the investment instructions of the Issuer, and shall have no obligation for keeping the funds fully invested at all times or for making any investments other than in accordance with such written investment instructions. If no investment instructions are received from the Issuer, the Trustee is authorized to invest the funds in Permitted Investments described in clause (v) of the definition thereof. In no event shall the Trustee be liable for any investment losses incurred in connection with the investment of funds on deposit in the Collection Account by the Trustee pursuant to this Agreement.

(d)   Irrevocable Deposit. Any deposit made into the Collection Account hereunder shall, except as otherwise provided herein, be irrevocable and the amount of such deposit and any money, instrument, investment property or other property on deposit in or credited to such Account hereunder and all interest thereon shall be held in trust by the Trustee and applied solely as provided herein.

(e)   Source. All amounts delivered to the Trustee shall be accompanied by information in reasonable detail and in writing specifying the source and nature of the amounts.

(f)   Prepayment. On any date on which Notes are prepaid as provided in Section 4.10 and Series 2002-1 Pledged Loans are released as provided in Section 7.04, the Trustee shall, if so directed by the Issuer and the Deal Agent, accept funds for deposit into the Collection Account and deposit such funds into the Collection Account. Any such amount deposited into the Collection Account on a prepayment date shall be used first to make payment of the principal of and interest on the Notes being prepaid on that date and any remaining amounts so deposited, shall be paid by the Trustee as the Trustee is instructed in writing by the Deal Agent and the Issuer.

Section 6.06.   Reserve Account.

(a)   Creation and Funding of the Reserve Account. The Trustee shall establish and maintain in the name of the Trustee, an Eligible Account designated as the “Cendant Timeshare Conduit Receivables Funding, LLC Series 2002-l Reserve Account” bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders pursuant to this Supplement. The Reserve Account shall be under the sole dominion and control of the Trustee; however, if so directed by the Issuer, the Reserve Account may be an account in the name of the Trustee opened at another financial institution. If, at any time, the Reserve Account ceases to be an Eligible Account, the Trustee (or the Master Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Deal Agent may consent) establish a new Reserve Account as an Eligible Account and shall transfer any property to such new Reserve Account. So long as the Trustee is an Eligible Institution, the Reserve Account may be maintained with it in an Eligible Account.

On the Closing Date the Issuer shall deposit or shall cause to be deposited into the Reserve Account the sum of $8,403,837.12 as the initial Reserve Required Amount and thereafter on each Payment Date if the amount on deposit in the Reserve Account is less than the Required Reserve Amount, a deposit shall be made to the Reserve Account to the extent of funds available as provided in provision SEVENTH of Section 6.01.

(b)   Transfer to Collection Account. On or prior to each Payment Date, prior to the allocation of funds pursuant to Section 6.01 on such Payment Date, the Master Servicer shall direct the Trustee to withdraw from the Reserve Account and deposit into the Collection Account to be included as Available Funds such amount, if any, as shall be equal to the lesser of (A) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Payment Date and (B) the amount, if any, by which (y) the amounts required to be applied pursuant to Section 6.01 provisions FIRST through SIXTH on such Payment Date and for any preceding Payment Date (to the extent not previously paid) exceed (z) the Available Funds for that Payment Date (calculated without regard to any amounts to be transferred from the Reserve Account). The Trustee shall withdraw such funds from the Reserve Account and deposit them in the Collection Account as directed by the Master Servicer.

(c)   Release of Reserve Account Excess. The Trustee shall have the sole and exclusive right to withdraw or order a transfer of funds from the Reserve Account, in all events in accordance with the terms and provisions of this Section 6.06; provided, that the Trustee shall be authorized to transfer funds from the Reserve Account to the Collection Account at the direction of the Master Servicer as provided in subsection (b) above and at the direction of the Deal Agent pursuant to subsection (d) below and to accept and act upon instructions from the Master Servicer to release to the Issuer, free and clear of the lien of this Supplement, on the first Business Day following each Payment Date and on the Business Day following the date of any reduction in the Reserve Required Amount, an amount of funds held in the Reserve Account equal to the excess (if any) on such Business Day (the “Reserve Account Excess”) of the then outstanding balance of the Reserve Account over the Reserve Required Amount in effect as of the opening of business on such Business Day (after giving effect to all transactions and fund transfers required to take place hereunder on the immediately preceding Payment Date). The Master Servicer, as a condition of causing the release of funds from the Reserve Account, shall simultaneously provide the Trustee and the Deal Agent with a certificate of a Servicing Officer as to the existence and size of any Reserve Account Excess to which the Issuer is entitled.

(d)   Application after Amortization Event. Notwithstanding anything contained in the foregoing subsections to the contrary, on the first Determination Date after the occurrence of an Amortization Event, the Trustee, acting at the direction of the Deal Agent, shall withdraw all funds on deposit in the Reserve Account and deposit such amounts into the Collection Account to be used solely for the purposes set forth in and in accordance with the Priority of Payments.

(e)   Termination of Reserve Account. Any funds remaining in the Reserve Account after all Notes (including both principal and interest thereon) have been paid in full and in cash and all other obligations of the Issuer under the Series 2002-1 Documents have been paid in full and in cash shall be remitted by the Trustee to the Issuer free and clear of the lien of this Supplement.

(f)   Administration of the Reserve Account. Funds in the Reserve Account shall be invested in Permitted Investments as directed by the Issuer; provided, however, that all Permitted Investments (i) shall be purchased at a price not exceeding the stated principal amount thereof, (ii) shall pay the stated principal amount thereof at the stated maturity of such investment and (iii) shall mature on or before the next Payment Date. All such Permitted Investments shall be held by the Trustee. Subject to the restrictions set forth in the first sentence of this subsection (f), the Issuer shall instruct the Trustee in writing regarding the investment of funds on deposit in the Reserve Account. For purposes of determining the availability of balances in Reserve Account for withdrawal pursuant to this Section 6.06, all investment earnings on such funds shall be deemed to be available under this Supplement for the uses specified in such section. The Trustee shall be fully protected in following the investment instructions of the Issuer, and shall have no obligation for keeping the funds fully invested at all times or for making any investments other than in accordance with such written investment instructions. If no investment instructions are received from the Issuer, the Trustee is authorized to invest the funds in Permitted Investments described in clause (v) of the definition thereof. In no event shall the Trustee be liable for any investment losses incurred in connection with the investment of funds on deposit in the Reserve Account by the Trustee pursuant to this Supplement.

(g)   Deposit Irrevocable. Any deposit made into the Reserve Account hereunder shall, except as otherwise provided herein, be irrevocable and the amount of such deposit and any money, instruments, investment property, or other property credited to carried in, or deposited in the Reserve Account hereunder and all interest thereon shall be held in trust by the Trustee and applied solely as provided herein.

Section 6.07.   Hedge Agreement. The Issuer shall at all times, so long as any Notes remain unpaid, provide a Hedge Agreement with the terms described in this Section 6.07. When all Notes have been paid in full, the Issuer shall terminate the Hedge Agreement. The Hedge Agreement shall meet the following requirements:

(a)   the Hedge Agreement shall provide an interest rate cap for a notional amount equal to 90% of the Notes Principal Amount and such notional amount shall amortize on a monthly basis for a term equal to the actual amortization schedule of payments on the Series 2002-1 Pledged Loans assuming a schedule of payments and prepayments mutually determined by the Master Servicer, the Issuer and the Deal Agent at such time (which schedule shall be based upon the historical amortization experience of Loans owned or serviced by the Master Servicer and/or its Affiliates);

(b)   the Issuer shall, as of each Payment Date, cause the notional amount of the Hedge Agreement to be adjusted to reflect any increase or decrease in the Notes Principal Amount as of such Payment Date so that the adjusted notional amount of the Hedge Agreement shall on each Payment Date be an amount equal to 90% of the Notes Principal Amount; the Issuer shall also, as of each Payment Date adjust the Hedge Agreement to reflect the Required Cap Rate, the termination date and the amortization schedule following the addition and release of Series 2002-1 Pledged Loans as of each Payment Date; any additional Premium due for the adjustments to the interest rate cap shall be paid as a Net Hedge Payment under Provision THIRD of Section 6.01;

(c)   the Hedge Agreement shall have a termination date equal to the final maturity date of the latest maturing Series 2002-1 Pledged Loans; and

(d)   the Hedge Agreement shall provide for a payment by the Hedge Provider to the Trustee for deposit into the Collection Account on each Payment Date if for the related Accrual Period the LIBOR Rate was greater than the Required Cap Rate.

(e)   References in this Section 6.07 or otherwise in this Supplement to a notional amount equal to 90% of the Notes Principal Amount shall allow for rounding to the nearest $1,000.

Section 6.08.   Replacement of Hedge Provider. The Issuer agrees that if any Hedge Provider ceases to be a Qualified Hedge Provider, the Issuer shall have five (5) days (x) to cause such Hedge Provider to assign its obligations under the related Hedge Agreement to a new,

Qualified Hedge Provider (or such Hedge Provider shall have five (5) days to again become a Qualified Hedge Provider) or (y) to obtain a substitute Hedge Agreement, together with the related Qualified Hedge Provider’s acknowledgment of the Grant by the Issuer to the Trustee of such Hedge Agreement.

ARTICLE VII
ADDITION, RELEASE AND SUBSTITUTION OF LOANS

Section 7.01.   Addition of Series 2002-1 Collateral.

(a)   Transfer of Additional Loans. Subject to the limitations and conditions specified in this Section 7.01, the Issuer may from time to time, transfer additional Eligible Loans and related Series 2002-1 Pledged Assets to the Collateral Agent for the benefit of the Trustee for the benefit of the Series 2002-1 Noteholders and such Loans and related assets shall be included as Series 2002-1 Collateral hereunder.

(b)   The transfer of Additional 2002-1 Pledged Loans and the related Series 2002-1 Pledged Assets shall be subject to the satisfaction of the following conditions:

(i)   at least two (2) Business Days preceding the proposed Addition Date, the Issuer shall have delivered to the Deal Agent a schedule of the Additional 2002-1 Pledged Loans to be transferred on such Addition Date and each of the Additional 2002-1 Pledged Loans shall be a Loan sold by a Seller to the Depositor under a Purchase Agreement and Series 2002-1 Purchase Supplement; Trendwest Timeshare Upgrades sold to the Depositor by Trendwest immediately prior to the transfer to the Issuer and Trendwest Loans sold to the Depositor on a prior date, which have been sold by the Depositor to an Additional Issuer and which subsequently become Trendwest Timeshare Upgrades and are then transferred by the Additional Issuer to the Depositor are, in each case, Loans sold by a Seller to the Depositor under a Purchase Agreement and Series 2002-1 Purchase Supplement;

(ii)   the Issuer, the Master Servicer, the Trustee and the Collateral Agent shall execute a Supplemental Grant in substantially the form of Exhibit A to this Supplement and the Master Servicer shall have delivered a signed copy of such Supplemental Grant to the Collateral Agent;

(iii)   the Liquidity Termination Date shall not have occurred and no Amortization Event, Servicer Default, Event of Default, Potential Amortization Event, Potential Servicer Default or Potential Event of Default shall have occurred and be continuing or would occur as a result of the addition of such Additional 2002-1 Pledged Loans;

(iv)   with the exception of Documents in Transit Loans, on or immediately prior to the Addition Date the Custodian has possession of each original Additional 2002-1 Pledged Loan and the related Loan File and has acknowledged to the Trustee and the Deal Agent such receipt and its undertaking to hold each such original Additional 2002-1 Pledged Loan and the related Loan File for purposes of perfection of the Collateral Agent’s interests in such original Additional 2002-1 Pledged Loans and the related Loan File; provided that the fact that any document not required to be in its respective Loan File pursuant to the applicable Purchase Agreement is not in the possession of the Custodian in its respective Loan File does not constitute a failure to satisfy this condition;

(v)   the Issuer shall have taken any actions necessary or advisable to maintain the Collateral Agent’s perfected security interest in the Series 2002-1 Collateral (including in the Additional 2002-1 Pledged Loans) for the benefit of the Trustee for the benefit of the Noteholders;

(vi)   each Additional 2002-1 Pledged Loan shall be an Eligible Loan;

(vii)   if any of the Additional 2002-1 Pledged Loans are New Seller Loans, the conditions set forth in Section 5.03 of this Supplement have been satisfied with respect to the Seller of such Loans;

(viii)   if any of the Additional 2002-1 Pledged Loans are New Seller Loans and after the addition of such Loans, the Principal Balance of the Series 2002-1 Pledged Loans which are New Seller Loans sold by one New Seller to the Depositor would exceed 10% of the Series 2002-1 Adjusted Loan Balance, then the addition of such New Seller Loans shall be subject to the prior written consent of the Deal Agent;

(ix)   if any of the Additional 2002-1 Pledged Loans are New Seller Loans and after the addition of such Loans, the Principal Balance of all the Series 2002-1 Pledged Loans which are New Seller Loans is greater than 15% of the Series 2002-1 Adjusted Loan Balance, then the addition of such New Seller Loans shall be subject to the prior written consent of all Class Agents; and

(x)   if any of the Additional 2002-1 Pledged Loans are Acquired Portfolio Loans and after the addition of such Loans the Principal Balance of all Series 2002-1 Pledged Loans which are Acquired Portfolio Loans acquired as part of one portfolio is more than 10% of the Series 2002-1 Adjusted Loan Balance, then the addition of such Loans shall be subject to the prior written consent of Class Agents representing Majority Facility Investors.

(c)   In addition to the conditions set forth in (b) above, on the first date on which Trendwest Loans are included in the Additional 2002-1 Pledged Loans, it shall be a condition to the addition of such Additional 2002-1 Pledged Loans that the conditions set forth in Section 2(b)(iv) of the Series 2002-1 Pool Purchase Supplement be met to the satisfaction of counsel to the Deal Agent.

(d)   If on the last Business Day of any Due Period, Trendwest has not met the target for qualification of WorldMark Resorts with the California Department of Real Estate (“DRE”) as set forth in this subsection 7.01(d), then until the target for qualification is satisfied, the California Excess Amount shall be included in the Excess Concentration Amount. References to the target for qualification of WorldMark Resorts with the DRE mean that, as of a specified time, Trendwest shall have qualified with the DRE under Section 11018.10 of the

California Business and Professions Code (the “Timeshare Law”) WorldMark Resorts supporting not less than 90% of the total Vacation Credits that, as of such date, have been sold in all jurisdictions including California.

Section 7.02.   Release of Defective Loans.

(a)   Obligation With Respect to Defective Loans. If a Seller is required to repurchase a Defective Loan under the terms of the applicable Purchase Agreement and Series 2002-1 Purchase Supplement, the Issuer shall, on the same Payment Date as the Seller is required to repurchase the Defective Loan, be required either (i) to pay the Release Price of such Defective Loan and obtain the release of the Defective Loan from the Lien of this Supplement or (ii) substitute one or more Qualified Substitute Loans for such Series 2002-1 Pledged Loan as provided in subsection 7.02(c) and obtain the release of the Defective Loan.

(b)   Payments. The Issuer shall provide written notice to the Trustee and the Collateral Agent of any release pursuant to subsection 7.02(a) not less than two Business Days prior to the Payment Date on which such release is to be effected, specifying the Defective Loan and the Release Price therefor. Upon the release of a Defective Loan pursuant to subsection 7.02(a) the Issuer shall deposit or cause to be deposited the Release Price in the Collection Account no later than 12:00 noon, New York time, on the Payment Date on which such release is made (the “Release Date”).

(c)   Substitution. If the Issuer elects to substitute a Qualified Substitute Loan or Qualified Substitute Loans for a Defective Loan pursuant to this subsection 7.02(c), the Issuer shall Grant such Qualified Substitute Loan in the same manner as other Additional 2002-1 Pledged Loans and shall include such Qualified Substitute Loans in the Additional 2002-1 Pledged Loans described in a Supplemental Grant. The Qualified Substitute Loan or Qualified Substitute Loans will not be selected in a manner adverse to the Noteholders, and the aggregate principal balance of the Qualified Substitute Loans will not be less than the principal balance of the Defective Loans for which the substitution occurs. In connection with the substitution for one or more Qualified Substitute Loans for one or more Defective Loans, the Issuer shall deposit an amount, if any, equal to the related Substitution Adjustment Amount in the Collection Account on the date of substitution without any reimbursement therefor. The Issuer shall cause the Master Servicer to amend the Series 2002-1 Loan Schedule to reflect the removal of such Defective Loan and the substitution of the Qualified Substitute Loan or Qualified Substitute Loans and the Issuer shall cause the Master Servicer to deliver the amended Series 2002-1 Loan Schedule to the Issuer and the Trustee and Collateral Agent.

(d)   Upon each release of a Series 2002-1 Pledged Loan under this Section 7.02, the Collateral Agent and the Trustee shall automatically and without further action release, sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, representation or warranty, all of the Collateral Agent’s and the Trustee’s right, title and interest in and to such Defective Loan and the Series 2002-1 Pledged Assets related thereto, all monies due or to become due with respect thereto and all Collections with respect thereto (including payments received from Obligors from and including the last day of the Due Period next preceding the date of release) free and clear of the lien of this Supplement. The Collateral Agent and the Trustee shall execute such documents, releases and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Issuer or Depositor to effect the release of such Defective Loan and the related Series 2002-1 Pledged Assets pursuant to this subsection 7.02. Promptly after the occurrence of a Release Date and after the payment for and release of or substitution for Defective Loans, the Issuer shall direct the Master Servicer to delete such Defective Loans from the Series 2002-1 Loan Schedule.

(e)   The obligation of the Issuer to deposit the Release Price or provide a Qualified Substitute Loan for any Defective Loan shall constitute the sole remedy against the Issuer with respect to any breach of the representations and warranties set forth in 5.01(b) of this Supplement or the representations of the Seller assigned to the Trustee pursuant to Section 5.02.

Section 7.03.   Release of Defaulted Loans. If any Series 2002-1 Pledged Loan becomes a Defaulted Loan during any Due Period, the Issuer may obtain a release of such Series 2002-1 Pledged Loan from the lien of this Supplement on any Payment Date thereafter. To obtain such release the Issuer shall be required to pay the Release Price of such Defaulted Loan to the Trustee for deposit into the Collection Account. The Issuer shall provide written notice to the Trustee and the Collateral Agent of any release pursuant to this Section 7.03 not less than two Business Days prior to the Payment Date on which such release is to be effected, specifying the Defaulted Loan and the Release Price therefor. The Issuer shall pay the Release Price to the Trustee for deposit into the Collection Account not later than 12:00 noon, New York City time, on the Payment Date on which such release is made.

Upon each release of a Series 2002-1 Pledged Loan under this Section 7.03, the Collateral Agent and the Trustee shall automatically and without further action release, sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, representation or warranty, all of the Collateral Agent’s and Trustee’s right, title and interest in and to such Defaulted Loan and the Series 2002-1 Pledged Assets related thereto, all monies due or to become due with respect thereto and all Collections with respect thereto free and clear of the Lien of this Supplement. The Collateral Agent and the Trustee shall execute such documents, releases and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Issuer to effect the release of such Defaulted Loans and the related Series 2002-1 Pledged Assets pursuant to this Section 7.03. Promptly after the occurrence of a Release Date and after the payment for and release of a Defaulted Loan, in respect to which the Release Price has been paid the Issuer shall direct the Master Servicer to delete such Defaulted Loans from the Series 2002-1 Loan Schedule.

Section 7.04.   Release Upon Optional Prepayments. If the Issuer exercises its right to prepay the Notes in whole or in part as provided in Section 4.10 of this Supplement, the Issuer and the Deal Agent shall notify the Trustee and the Collateral Agent in writing of the prepayment date and the principal amount of the Notes to be prepaid on the prepayment date and the amount of interest to be paid on such date. The amount of interest to be paid on such prepayment date shall include interest accrued and to accrue on the principal amount of Notes prepaid through any then applicable Funding Period. On the prepayment date, upon receipt by the Trustee of all amounts to be paid to the Noteholders as principal and as interest as a result of such prepayment and the satisfaction of the conditions set forth in the following paragraphs, then, the Collateral Agent and the Trustee shall release from the Lien of this Supplement those

Series 2002-1 Pledged Loans and the related Series 2002-1 Pledged Assets which the Collateral Agent and Trustee are directed to release as described in the following paragraph.

The Deal Agent and the Issuer shall agree upon and provide to the Collateral Agent and the Trustee a list of the Series 2002-1 Pledged Loans which are to be released and shall direct the Master Servicer to delete such Loans from the Series 2002-1 Pledged Loan Schedule.

In addition to receipt by the Trustee of the principal amount of the Notes to be prepaid and the interest thereon and the list of the Series 2002-1 Pledged Loans to be released, the following conditions shall be met before the Lien is released under this Section 7.04:

(i) After giving effect to such release, no Borrowing Base Shortfall shall exist and no Amortization Event or Event of Default shall exist; and

(ii) Each of the Issuer and the Master Servicer shall have delivered to the Deal Agent a certificate to the effect that the Series 2002-1 Pledged Loans to be released from the Lien of this Supplement were not selected in a manner involving any selection procedures materially adverse to the Noteholders and that the release of such Loans would not reasonably be expected to cause a Potential Amortization Event or an Amortization Event.

Section 7.05.   Release Upon Optional Substitution. (a) Under the terms of the Pool Purchase Agreement, the Depositor may, with respect to Loans which are Schedule 1-A Pool Loans, as described in the Pool Purchase Agreement, remove Loans from such Schedule 1-A and substitute other Loans. If the Depositor elects to substitute a Loan for a Schedule 1-A Pool Loan which is a Series 2002-1 Pledged Loan, then the Issuer may, as provided in (b) below, obtain a release of such Loan from the Lien of this Supplement and substitute in place of such released Series 2002-1 Pledged Loan a Qualified Substitute Loan or Qualified Substitute Loans.

(b)   Substitution. Any such substitution of a Qualified Substitute Loan or Qualified Substitute Loans under this Section 7.05 shall be accomplished in the same manner as the Grant of other Additional 2002-1 Pledged Loans and the Issuer shall include such Qualified Substitute Loans in the Additional 2002-1 Pledged Loans described in a Supplemental Grant. The Qualified Substitute Loan or Qualified Substitute Loans will not be selected in a manner adverse to the Noteholders, and the aggregate principal balance of the Qualified Substitute Loans will not be less than the principal balance of the Loans released and for which the substitution occurs. In connection with the substitution for one or more Qualified Substitute Loan or Qualified Substitute Loans, the Issuer shall deposit an amount, if any, equal to the related Substitution Adjustment Amount in the Collection Account on the date of substitution without any reimbursement therefor. The Issuer shall cause the Master Servicer to amend the Series 2002-1 Loan Schedule to reflect the removal of such Schedule 1-A Pool Loan and the substitution of the Qualified Substitute Loan or Qualified Substitute Loans and the Issuer shall cause the Master Servicer to deliver the amended Series 2002-1 Loan Schedule to the Issuer and the Trustee and Collateral Agent.

(c)   Release to Issuer. Upon each release of a Series 2002-1 Pledged Loan under this Section 7.05, the Collateral Agent and the Trustee shall automatically and without further action release, sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, representation or warranty, all of the Collateral Agent’s and the Trustee’s right, title and interest in and to such released Schedule 1-A Pool Loan and the Series 2002-1 Pledged Assets related thereto, all monies due or to become due with respect thereto and all Collections with respect thereto (including payments received from Obligors from and including the last day of the Due Period next preceding the date of release) free and clear of the lien of this Supplement. The Collateral Agent and the Trustee shall execute such documents, releases and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Issuer or Depositor to effect the release of such Schedule 1-A Pool Loan and the related Series 2002-1 Pledged Assets pursuant to this subsection 7.05. Promptly after the occurrence of a Release Date and after the substitution for the Schedule 1-A Pool Loan, the Issuer shall direct the Master Servicer to delete such Loans from the Series 2002-1 Loan Schedule.

Section 7.06.   Release Upon Payment in Full. At such time as the Series 2002-1 Notes have been paid in full, all fees and expenses of the Trustee and the Collateral Agent with respect to Series 2002-1 have been paid in full and all obligations relating to the Series 2002-1 Documents have been paid in full, then, the Collateral Agent shall, upon the written request of the Issuer, release all liens and assign to Issuer (without recourse, representation or warranty) all right, title and interest of the Collateral Agent in and to the Series 2002-1 Collateral, and all proceeds thereof. The Collateral Agent and the Trustee shall execute and deliver such instruments of assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Issuer to release the security interest of the Collateral Agent in the Series 2002-1 Collateral.

ARTICLE VIII
REPORTS TO TRUSTEE AND NOTEHOLDERS

Section 8.01.   Monthly Report to Trustee. On or before the Determination Date prior to each Payment Date, the Master Servicer shall transmit to the Trustee in a form or forms acceptable to the Trustee information necessary to make payments and transfer funds as provided in Sections 6.01 and 6.06, and the Master Servicer shall produce the Settlement Statement for such Payment Date. Transmission of such information to the Trustee shall be deemed to be a representation and warranty by the Master Servicer to the Trustee and the Noteholders that such information is true and correct in all material respects. At the option of the Master Servicer, the Settlement Statement may be combined with the Servicer’s Monthly Report described in Section 8.02 and delivered to the Trustee as one report.

Section 8.02.   Monthly Servicing Report. On each Determination Date, the Master Servicer shall deliver to the Trustee and the Issuer the Servicer’s Monthly Report in the form set forth in Exhibit D to this Supplement with such additions as the Trustee may from time to time request, together with a certificate of a Servicing Officer substantially in the form of Exhibit D, certifying the accuracy of such report and that no Event of Default or event that with the giving of notice or lapse of time or both would become an Event of Default has occurred, or if such event has occurred and is continuing, specifying the event and its status. Such certificate shall also identify which, if any, Series 2002-1 Pledged Loans have become Defective Loans or Defaulted Loans during the preceding Due Period.

Section 8.03.   Delivery of Reports to Deal Agent. The Master Servicer shall on each date it delivers a report to the Trustee under Section 8.01 or 8.02 above deliver a copy of each such report to the Deal Agent.

Section 8.04.   Tax Reporting. The Trustee shall file or cause to be filed with the Internal Revenue Service and furnish or cause to be furnished to Noteholders Information Reporting Forms 1099, together with such other information, reports or returns at the time or times and in the manner required by the Internal Revenue Code consistent with the treatment of the Notes as indebtedness of the Issuer for federal income tax purposes.

ARTICLE IX
AMORTIZATION EVENTS

Section 9.01.   Amortization Events. If one or more of the following events shall occur and be continuing:

(a)   the Issuer fails to pay in full the interest due and payable on the Series 2002-1 Notes on any Payment Date and such failure continues for two Business Days; provided, however, that if the Issuer has made deposits of Collections to the Collection Account in an amount sufficient to make such interest payment when due in accordance with the Priority of Payments, but the payment cannot be made in a timely manner as a result of a circumstances beyond the Issuer’s control, the grace period shall be extended to three Business Days;

(b)   the Issuer fails to pay in full the principal of the Series 2002-1 Notes on or before the Maturity Date and such failure continues for two Business Days; provided, however, that if the Issuer has made deposits of Collections to the Collection Account in an amount sufficient to make such payment in accordance with the Priority of Payments, but such payment cannot be timely made as a result of a circumstances beyond the Issuer’s and the Master Servicer’s control, the grace period shall be extended to three Business Days;

(c)   any Event of Default occurs under this Supplement;

(d)   a Servicer Default occurs under the Agreement or this Supplement;

(e)   the amount on deposit in the Reserve Account is less than the Required Reserve Amount for any three consecutive Business Days;

(f)   the Four Month Default Percentage as of the Payment Date in December 2005 or as of any Payment Date thereafter exceeds 1.25%;

(g)   the Three Month Rolling Average Delinquency Ratio as calculated for the Payment Date in December 2005 or for any Payment Date thereafter exceeds 4.0%;

(h)   the Gross Excess Spread for any Due Period ending on or prior to November 13, 2006, is less than 4.50% for any Due Period; for Due Periods ending after November 13, 2006 this provision shall not apply; except that if any Alternate Investor or Conduit does not extend its Liquidity Termination Date on or before November 13, 2006, this provision shall continue to apply;

(i)   a Change of Control occurs without the prior satisfaction of the Rating Agency Condition and the prior written consent of the Required Class Agents;

(j)   if (i) any Trendwest Loans are then included in the Series 2002-1 Pledged Loans and (ii) (A) WorldMark voluntarily incurs or at any time becomes voluntarily liable for any Debt (other than customary trade payables), (B) any of WorldMark’s property becomes subject to any Liens, other than utility or other easements or licenses unrelated to any debt of WorldMark or Liens that do not exceed, in the aggregate, $100,000 or (C) WorldMark involuntarily incurs or is liable for any debt or its property becomes involuntarily subject to any Liens (other than utility or similar easements or licenses unrelated to any debt of WorldMark) that individually or in the aggregate (with respect to all such Debt and the obligations secured by all such Liens) exceed $1,000,000;

(k)   the amount of the Borrowing Base at the end of any Due Period is less than the Notes Principal Amount on that date and the Issuer fails on the following Payment Date to pay in full the amount of principal on the Notes required to reduce the Notes Principal Amount to the Borrowing Base or to increase the Borrowing Base to the Notes Principal Amount;

(l)   an Insolvency Event occurs with respect to Cendant; and

(m)   Cendant fails to perform under the terms of the Performance Guaranty or the Performance Guaranty shall cease to be in full force and effect;

(n)   The Notes Principal Amount shall at any time exceed the Series 2002-1 Adjusted Loan Balance;

(o)   Failure on the part of the Depositor duly to observe or perform any covenants or agreements of the Depositor set forth in any of the Facility Documents to which the Depositor is a party and such failure continues unremedied for a period of 30 days after the earlier of the date on which the Depositor has actual knowledge of the failure and the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Depositor by the Issuer, the Trustee or any Noteholder; or

(p)   Any representation and warranty made by the Depositor in any Facility Document shall prove to have been incorrect in any material respect when made and the Depositor is not in compliance with such representation or warranty within 30 days after the earlier of the date on which the Depositor has actual knowledge of such breach and the date on which written notice of such breach requiring that such breach be remedied, shall have been given to the Depositor by the Issuer, the Trustee or any Noteholder;

then, in the case of an event described in any clause except clause (c) of the Events of Default in

Section 10.01, or clause (l) above, the Deal Agent at the direction of the Majority Facility Investors, or, with respect to an event described in clause (j) or (k), the Deal Agent, at the direction of any Class Agent or, with respect to clause (h) if such provision applies after November 13, 2006, the Deal Agent at the direction of the Class Agent or Class Agents which have not extended their Liquidity Termination Dates to a date on or after November 13, 2006, by notice given in writing to the Issuer, the Master Servicer and the Trustee, may declare that an Amortization Event has occurred as of the date of such notice and, in the case of any event described in clause (c) of the Events of Default in Section 10.01, or clause (l) of this Section 9.01, an Amortization Event will occur immediately upon the occurrence of such event without any notice or other action on the part of the Deal Agent, the Trustee or any other entity.

ARTICLE X
EVENTS OF DEFAULT

Section 10.01.   Events of Default.

(a)   Failure on the part of the Issuer (1) to make or cause to be made any payment or deposit required by the terms of the Agreement, this Supplement or any other Series 2002-1 Document on or before the date such payment or deposit is required to be made and such failure remains unremedied for two Business Days (provided, however, that if the Issuer is unable to make a payment or deposit when due and such failure is as a result of circumstances beyond the Issuer’s control, the grace period shall be extended to three Business Days), (2) failure on the part of the Issuer to provide a Hedge Agreement meeting the requirements of Section 6.07 of this Supplement and such failure continues for five Business Days or the Hedge Provider ceases to be a Qualified Hedge Provider and the Issuer fails to provide a Qualified Hedge Provider by one of the methods set forth in Section 6.08 within the five days provided in Section 6.08 and such failure continues for five Business Days beyond the period allowed in Section 6.08, or (3) duly to observe or perform or cause to be observed or performed any covenant or agreement of the Issuer set forth in the Agreement, this Supplement or any other Series 2002-1 Document or other Facility Document to which the Issuer is a party (other than these events caused in clause (1) or (2) of this subsection), which continues unremedied for a period of 30 days (or five Business Days, in the case of subsection 4.1(b), (f), (g)(2) or (g)(3) or 4.2(a), (c), (d), (e), (i), (l), (n), (o) or (p) of the Agreement) after the earlier of (aa) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to an officer of the Issuer by the Trustee or any Noteholder or (bb) the date on which an officer of the Issuer has actual knowledge thereof;

(b)   any representation or warranty made by the Issuer with respect to itself in the Agreement or this Supplement shall prove to have been incorrect in any material respect when made and has a material adverse effect on the Trustee’s or the Collateral Agent’s interest in the Series 2002-1 Pledged Loans and other related Series 2002-1 Pledged Assets and the Issuer is not in compliance with such representation or warranty within ten Business Days after the earlier of the date on which the Issuer or a Responsible Officer of the Trustee has actual knowledge of such breach and the date on which written notice of such breach requiring that such breach be remedied, shall have been given to the Issuer by the Trustee or any Noteholder;

(c)   an Insolvency Event shall occur with respect to any Seller of Series 2002-1 Loans, the Depositor, the Issuer or Cendant;

(d)   the Issuer shall become an “investment company” or shall become under the control of an “investment company” within the meaning of the Investment Company Act; or

(e)   the Master Servicer shall have been terminated following a Servicer Default, and a Successor Master Servicer shall not have been appointed or such appointment shall not have been accepted within five Business Days after the date of the termination stated in the Termination Notice and the Trustee is not acting as Master Servicer.

THEN, in the case of the event described in subparagraph (a)(3), after the applicable grace period, if any, set forth in such subparagraphs, the Deal Agent acting upon instructions of the Majority Facility Investors by notice given in writing to the Issuer (and to the Trustee if given by the Noteholders) may declare that an event of default with respect to Series 2002-1 (an “Event of Default”) has occurred as of the date of such notice, and in the case of any event described in subparagraph (a)(l), (a)(2), (b), (c), (d) or (e), an Event of Default with respect to Series 2002-1 shall occur without any notice or other action on the part of the Trustee or the Noteholders, immediately upon the occurrence of such event and shall continue unless waived in writing by the Required Purchasers of the Series 2002-1 Notes.

Section 10.02.   Acceleration of Maturity; Rescission and Annulment.

(a)   If an Event of Default described in paragraph (a), (b), (d) or (e) of Section 10.1 should occur and be continuing, then and in every such case the Majority Facility Investors may declare all the Series 2002-1 Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if declared by Noteholders), and upon any such declaration the unpaid principal amount of the Series 2002-1 Notes, together with accrued or accreted and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. If an Event of Default described in paragraph (c) of Section 10.1 should occur then and in every such case the Series 2002-1 Notes together with accrued or accreted and unpaid interest through the date of acceleration, shall become automatically and immediately due and payable.

(b)   If an Event of Default has occurred and the maturity of the Series 2002-1 Notes has been accelerated, such acceleration may be rescinded or annulled the Majority Facility Investors by written notice to the Issuer and the Trustee may, but are not required to rescind and annul such acceleration.

Section 10.03.   Authority to Institute Proceedings and Direct Remedies. If an Event of Default has occurred and is continuing, the Majority Facility Investors shall have the right to direct the Trustee as provided in Section 9.15 of the Agreement.

Section 10.04.   Distributions of Amounts Collected. If the Indenture Trustee collects any money or property pursuant to this Article X following the acceleration of the maturities of the Notes (so long as such declaration shall not have been rescinded or annulled), it shall pay out the money or property in the following order:

FIRST, to the Trustee in payment of the Monthly Trustee Fees and in reimbursement of permitted expenses of the Trustee under each of the Facility Documents to which the Trustee is a party, provided that such permitted expenses relate to Series 2002-1; in the event of a Servicer Default and the replacement of the Master Servicer with the Trustee or a Successor Master Servicer, the costs and expenses of replacing the Master Servicer shall be permitted expenses of the Trustee;

SECOND, if the Master Servicer is not Cendant Timeshare Resort Group--Consumer Finance, Inc. or an affiliate of Cendant, to the Master Servicer, in payment of amounts due and unpaid of the Master Servicer Fee and, whether or not Cendant Timeshare Resort Group--Consumer Finance, Inc. or another affiliate of Cendant is then the Master Servicer, to the Master Servicer in reimbursement of any unreimbursed Master Servicer Advances;

THIRD, to Series 2002-1 Noteholders for interest according to the amounts due and unpaid on such Series 2002-1 Notes for interest and all other amounts (other than principal of the Notes) due to the Noteholders under the Series 2002-1 Documents;

FOURTH, if the Master Servicer is Cendant Timeshare Resort Group--Consumer Finance, Inc. or another affiliate of Cendant, to the Master Servicer, in payment of amounts due and unpaid of the Master Servicer Fee;

FIFTH, to the Series 2002-1 Noteholders in payment of unpaid principal on the Series 2002-1 Notes; provided, however, that, upon the direction of 100% of the Noteholders, any amounts otherwise due to the Noteholders under this provision FIFTH, shall not be applied to reduce principal, but shall be applied by the Trustee to purchase a Hedge Agreement in the amount and manner specified by the Noteholders;

SIXTH, to the hedge provider or hedge providers under the Hedge Agreement or Hedge Agreements any termination payments due under any Hedge Agreement; and

FINALLY, to Issuer, any remaining amounts free and clear of the lien of this Supplement.

Section 10.05.   Sale of Defaulted Loans After an Event of Default. If an Event of Default has occurred and is continuing, the Master Servicer will not sell, assign, transfer or otherwise dispose of any Defaulted Loan or any interest therein, or any Collateral securing a Defaulted Loan, without the prior written consent of the Deal Agent.

ARTICLE XI
PROVISIONS RELATING TO THE MASTER SERVICER

Section 11.01.   Master Servicer Advances. On or before each Determination Date the Master Servicer may deposit into the Collection Account an amount equal to the aggregate amount of Master Servicer Advances, if any, with respect to Scheduled Payments on Series 2002-1 Pledged Loans for the preceding Due Period which are not received on or prior to such Payment Date. Such Master Servicer Advances shall be included as Available Funds. Neither the Master Servicer, any Successor Master Servicer nor the Trustee, acting as Master Servicer, shall have any obligation to make any Master Servicer Advance and may refuse to make a Master Servicer Advance for any reason or no reason. The Master Servicer shall not make any Master Servicer Advance that, after reasonable inquiry and in its sole discretion, it determines is unlikely to be ultimately recoverable from subsequent payments or collections or otherwise with respect to the Series 2002-1 Pledged Loan with respect to which such Master Servicer Advance is proposed to be made.

Section 11.02.   Additional Events of Servicer Defaults. In addition to the events constituting a Servicer Default as set forth in Section 10.1 of the Agreement, so long as any Series 2002-1 Notes remain outstanding, each of the following shall also constitute a Servicer Default:

(a)   any Indebtedness (as defined in the Credit Agreement described below) of Cendant or any of its Subsidiaries (as defined in the Credit Agreement, but in no event including the Depositor, the Issuer or any other securitization entity (of the type described in the definition of Securitization Entity in the Credit Agreement)) exceeding $100,000,000 in the aggregate, is accelerated after default beyond any applicable grace period provided with respect thereto;

(b)   the 12-month rolling Reported EBITDA of the Hospitality Services and Timeshare Resort Segments at the end of any fiscal quarter is less than $400,000,000;

(c)   the Master Servicer fails to deliver reports to the Deal Agent in accordance with Section 8.03 of this Supplement and such failure remains unremedied for five (5) Business Days;

(d)   failure on the part of the Master Servicer duly to observe or perform any other covenants or agreements of the Master Servicer set forth in the Note Purchase Agreement and such failure continues unremedied for a period of 20 days after the earlier of the date on which the Master Servicer has actual knowledge of the failure and the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Deal Agent; or

(e)   any representation and warranty made by the Master Servicer in the Note Purchase Agreement shall prove to have been incorrect in any material respect when made and has a material and adverse impact on the Trustee’s interest in the Series 2002-1 Pledged Loans and other Series 2002-1 Pledged Assets and the Master Servicer is not in compliance with such representation or warranty within ten Business Days after the earlier of the date on which the

Master Servicer has actual kn7owledge of such breach and the date on which written notice of such breach requiring that such breach be remedied, shall have been given to the Master Servicer by the Deal Agent.

References in subsection (a) above to the “Credit Agreement” mean the Five Year Competitive Advance and Revolving Credit Agreement dated as of November 22, 2004 among Cendant, as borrower, the lenders referred to therein, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, The Bank of Nova Scotia, Barclays Bank PLC, Calyon New York Branch and Citibank, N.A. as co-documentation agents.

Section 11.03.   Additional Conditions to Master Servicer Transfer. In addition to the conditions to the transfer of the Master Servicer function as provided in Section 5.12(b) of the Agreement, the following conditions must be satisfied before the transfer will be permitted:

(a)   The entity resigning as Master Servicer and the entity becoming Master Servicer shall deliver to the Trustee and to the Deal Agent a certificate to the effect that the resignation of the existing Master Servicer and replacement will not cause a Material Adverse Effect and as of the date of the substitution, there has been no material adverse change with respect to the servicing business of the new Master Servicer which will have a Material Adverse Effect (within the meaning of (d) or (e) of the definition thereof) with respect to it; and

(b)   the Performance Guaranty shall have been amended or a new Performance Guaranty delivered to the Trustee which amendment or new agreement guaranties the performance of the new Master Servicer on the same terms as the guaranty which related to the resigning Master Servicer.

Section 11.04.   Fair Market Value of Defaulted Loans. For the purpose of Section 5.5(f) of the Agreement, no Series 2002-1 Pledged Loan or Collateral related thereto shall be sold to any Seller or Originator unless the cash proceeds of such sale are at least equal to the fair market value of such Series 2002-1 Pledged Loan. For this purpose, “fair market value” shall mean initially, an amount equal to 25% of the original sale price of the related Timeshare Property and, in the event either the Issuer or the applicable Seller or Originator shall determine that such percentage is not reflective of the fair market value of the applicable Series 2002-1 Pledged Loan or Collateral related thereto, the Issuer and the applicable Seller or Originator shall determine the fair market value of such Series 2002-1 Pledged Loan or Collateral related thereto, as a percentage of the original sale price of the related Timeshare Property. Prior to any such determination of a revised fair market value, written notice of such determination including, in reasonable detail, the calculation thereof, shall be given by the Master Servicer to each Class Agent. Any such determination shall be based on the historical inventory cost of the applicable Seller or Originator consistent with the cost of goods sold.

ARTICLE XII
MISCELLANEOUS PROVISIONS

Section 12.01.   Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

Section 12.02.   Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 12.03.   Governing Law. THIS SUPPLEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.04.   Notices to Deal Agent. All communications and notices hereunder given to the Deal Agent shall be in writing and shall be deemed to have been duly given if personally delivered to, or transmitted by overnight courier, or transmitted by telex or telecopy and confirmed by a mailed writing or where permitted to be delivered electronically herein, to the e-mail address provided:

BANK OF AMERICA, N.A.
Bank of America Corporate Center
100 North Tryon Street, 10th Floor
Charlotte, North Carolina 28255
Attention: Michelle M. Heath
Telephone: (704) 386-7922
Telecopy: (704) 388-0027
(or such other address as may hereafter be furnished to the Issuer, the Trustee and the Master Servicer).

Section 12.05.   Nonpetition Covenant . Each Noteholder hereby recognizes and agrees to the provisions of Section 13.15 of the Agreement and specifically agrees that by accepting a Series 2002-1 Note, it covenants and agrees that it will not at any time institute against the Issuer or the Depositor, or join in instituting against the Issuer or the Depositor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Debtor Relief Law.

Section 12.06.   Satisfaction of Rating Agency Condition. It is agreed by the parties hereto, that, any action which, under the terms of the Agreement, is subject to the satisfaction of the Rating Agency Condition, shall also be subject to the condition that such action shall not be taken unless the Deal Agent has given its prior written consent to the action.

Section 12.07.   Amendment to Documents. The Issuer shall not enter into any amendment to any of the Facility Documents to which it is a party without the prior written consent of the Majority Facility Investors.

Section 12.08.   Rating Agency Review. The Issuer hereby agrees that if the Issuer elects to maintain the ratings on the Series 2002-1 Notes on and after the Liquidity Termination Date in 2006, the Issuer shall prior to the Liquidity Termination Date in 2006 submit the Series 2002-1 Notes for review to each Rating Agency then maintaining a rating on the Series 2002-1 Notes.

IN WITNESS WHEREOF, the Issuer, the Master Servicer, the Trustee and the Collateral Agent have caused this Supplement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

CENDANT TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC, as Issuer
By:	/s/ Mark A. Johnson_
Name: Mark A. Johnson Title: President

CENDANT TIMESHARE RESORT GROUP- CONSUMER FINANCE, INC., as Master Servicer
By:	/s/ Mark A. Johnson
Name: Mark A. Johnson Title: President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Amedeo Morreale
Name: Amedeo Morreale Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Cheryl Whitehead
Name: Cheryl Whitehead Title: Vice President

[Signature page for Amended and Restated Series 2002-1 Supplement]

EXHIBIT A

FORM OF SUPPLEMENTAL GRANT

SUPPLEMENTAL GRANT NO. __ OF ADDITIONAL 2002-1 PLEDGED LOANS AND SERIES 2002-1 PLEDGED ASSETS dated as of _______, by and among CENDANT TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC, a limited liability company formed under the laws of the State of Delaware, as Issuer, CENDANT TIMESHARE RESORT GROUP-CONSUMER FINANCE, INC., a Delaware corporation, as Master Servicer, WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Trustee under the Agreement and the Supplement referred to below, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Collateral Agent.

WITNESSETH:

WHEREAS, the Issuer, the Master Servicer, the Trustee and the Collateral Agent are parties to the Master Indenture and Servicing Agreement dated as of August 29, 2002 (as amended, supplemented or otherwise modified from time to time, the “Agreement”); and the Series 2002-1 Supplement thereto dated as of August 29, 2002 (as amended, supplemented or otherwise modified, from time to time, the “Supplement”);

WHEREAS, the Issuer wishes to Grant to the Collateral Agent, for the benefit of the Trustee for the benefit of the Series 2002-1 Noteholders, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Pledged Loans and related Pledged Assets designated herein to be included as Additional 2002-1 Pledged Loans and Series 2002-1 Pledged Assets;

NOW, THEREFORE, the Issuer, the Master Servicer, the Trustee and the Collateral Agent hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Supplement or the Agreement unless otherwise defined herein.

“Addition Cut-Off Date” shall mean, with respect to the Additional 2002-1 Pledged Loans, __________.

“Addition Date” shall mean, with respect to the Additional 2002-1 Pledged Loans, __________.

2. Loan Schedule. The Issuer hereby delivers to the Collateral Agent a certificate which contains a true and complete list of the Additional Series 2002-1 Loans Granted to the Collateral Agent under this Supplemental Grant. The list of the Additional 2002-1 Pledged Loans contained in the accompanying certificate is hereby incorporated into and made a part of this Supplemental Grant and shall become a part of and supplement the Series 2002-1 Loan Schedule.

3. Grant of Additional Series 2002-1 Pledged Loans and Series 2002-1 Pledged Assets.

The Issuer hereby Grants to the Collateral Agent, for the benefit of the Trustee for the benefit of the Series 2002-1 Noteholders, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under (i) all Additional 2002-1 Pledged Loans and the related Series 2002-1 Pledged Assets and all rights of the Issuer relating to such Additional 2002-1 Pledged Loans and the related Series 2002-1 Pledged Assets under the Pool Purchase Agreement, the Series 2002-1 Pool Purchase Supplement, the Purchase Agreements under which the Additional 2002-1 Pledged Loans were sold to the Depositor and the related Series 2002-1 Purchase Supplements and (ii) all Collections with respect thereto, (iii) all certificates and instruments if any, from time to time representing or evidencing any of the foregoing property described in clauses (i) or (ii), (iv) all present and future claims, demands, causes of and choses in action in respect of any of the foregoing and all interest, principal, payments and distributions of any nature or type on any of the foregoing, (v) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas and other minerals, consisting of, arising from, or relating to, any of the foregoing; (vi) all proceeds of the foregoing property described in clauses (i) through (v), any security therefor, and all interest, dividends, cash, instruments, financial assets and other investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for or on account of the sale, condemnation or other disposition of, any or all of the then existing Additional 2002-1 Pledged Loans or the related Series 2002-1 Pledged Assets, and including all payments under Insurance Policies (whether or not a Seller or an Originator, the Depositor, the Issuer, the Collateral Agent or the Trustee is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the Additional 2002-1 Pledged Loans or the related Series 2002-1 Pledged Assets; (vi) all proceeds of the foregoing and (vii) all proceeds of the foregoing (collectively, the “Additional Series 2002-1 Collateral”).

In connection with the foregoing Grant and if necessary, the Issuer agrees to authorize, record and file one or more financing statements (and continuation statements or other amendments with respect to such financing statements when applicable) with respect to the Additional Series 2002-1 Collateral meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the Grant of the Additional Series 2002-1 Collateral to the Collateral Agent, and to deliver a file-stamped copy of such financing statements and continuation statements (or other amendments) or other evidence of such filing to the Collateral Agent.

In connection with the foregoing sale, the Issuer further agrees, on or prior to the date of this Supplemental Grant, to cause the portions of its computer files relating to the Additional 2002-1 Pledged Loans Granted on such date to the Collateral Agent to be clearly and unambiguously marked to indicate that each such Additional 2002-1 Pledged Loans and the related Series 2002-1 Pledged Assets have been Granted on such date to the Collateral Agent pursuant to the Supplement and this Supplemental Grant.

4. Acknowledgement by the Collateral Agent and the Trustee. The Collateral Agent and the Trustee acknowledge the Grant of the Additional Series 2002-1 Collateral, and the Collateral Agent accepts the Additional Series 2002-1 Collateral in trust hereunder in accordance with the provisions hereof and the Supplement and agrees to perform the duties herein to the end that the interests of the Series 2002-1 Noteholders may be adequately and effectively protected.

The Collateral Agent hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Grant, the Issuer delivered to the Collateral Agent a certificate listing the Additional 2002-1 Pledged Loans as described in Section 2 of this Supplemental Grant and such list of Additional 2002-1 Pledged Loans is attached hereto as Schedule 1.

5. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Collateral Agent on the Addition Date that each representation and warranty to be made by it on such Addition Date pursuant to the Agreement and the Supplement is true and correct, and that each such representation and warranty is hereby incorporated herein by reference as though fully set out in this Supplemental Grant.

6. Ratification of the Agreement. The Agreement and the Supplement is hereby ratified, and all references to the Agreement and the Supplement shall be deemed from and after the Addition Date to be references to the Agreement and the Supplement as supplemented and amended by this Supplemental Grant. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Agreement and the Supplement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Agreement or the Supplement.

7. Counterparts. This Supplemental Grant may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8. GOVERNING LAW. THIS SUPPLEMENTAL GRANT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the Issuer, the Master Servicer, the Trustee and the Collateral Agent have caused this Supplemental Grant to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

CENDANT TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC, as Issuer
By:
Name: Title:

CENDANT TIMESHARE RESORT GROUP- CONSUMER FINANCE, INC., as Master Servicer
By:
Name: Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name: Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name: Title:

EXHIBIT B
FORM OF NOTE

THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS OR (B) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS TO A PERSON (I) WHO THE TRANSFEROR REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) AND (II) THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.

THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). EACH HOLDER OF THIS NOTE AGREES THAT THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS IN THE SERIES 2002-1 SUPPLEMENT WHICH LIMIT TRANSFERS ONLY TO ANOTHER CLASS AND REQUIRE THAT NO CLASS INCLUDE MORE THAN FOUR PERSONS FOR PURPOSES OF SECTION 3(C)(1) OF THE INVESTMENT COMPANY ACT UNLESS THE ISSUER HAS GIVEN ITS EXPRESS WRITTEN CONSENT TO A LARGER NUMBER OF PERSONS AND AFTER ANY SUCH TRANSFER, THERE WILL BE NO MORE THAN 100 BENEFICIAL OWNERS OF THE NOTES. FOR SUCH PURPOSES, THE NUMBER OF BENEFICIAL OWNERS OF THE NOTES WILL BE CALCULATED IN ACCORDANCE WITH SECTION 3(C)(1) OF THE INVESTMENT COMPANY ACT.

PRIOR TO PURCHASING ANY INTEREST IN THIS NOTE, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER. THE ISSUER HAS NOT AGREED TO REGISTER THE NOTE UNDER THE SECURITIES ACT, TO QUALIFY THE NOTE UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

THE PRINCIPAL AMOUNT OF THIS NOTE WILL BE REDUCED FROM TIME TO TIME BY PRINCIPAL PAYMENTS ON THIS NOTE. IN ADDITION, THE PRINCIPAL AMOUNT OF THIS NOTE MAY BE INCREASED SUBJECT TO

CERTAIN TERMS AND CONDITIONS SET FORTH IN THE INDENTURE SUPPLEMENT AND THE NOTE PURCHASE AGREEMENT. ANYONE ACQUIRING THIS NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE BY INQUIRY OF THE TRUSTEE. ON THE DATE OF THIS NOTE, THE TRUSTEE IS WACHOVIA BANK, NATIONAL ASSOCIATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST CENDANT TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC OR SIERRA DEPOSIT COMPANY, LLC OR JOIN IN ANY INSTITUTION AGAINST CENDANT TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC OR SIERRA DEPOSIT COMPANY, LLC OF ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTE AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

EACH PURCHASER OR TRANSFEREE OF THIS NOTE WILL BE DEEMED TO REPRESENT THAT (I) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE, WILL NOT BE AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (“ERISA”), AS AMENDED), INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE), WHETHER OR NOT THE PLAN IS SUBJECT TO TITLE I OF ERISA), OR SECTION 4975 OF THE INTERNAL REVENUE CODE (EACH, A “PLAN”), (II) IT HAS NOT USED “PLAN ASSETS” OF ANY PLAN TO ACQUIRE SUCH NOTE, AND (III) FOR SO LONG AS IT HOLDS SUCH NOTE, IT WILL NOT ALLOW SUCH NOTE TO CONSTITUTE “PLAN ASSETS” OF ANY PLAN.

REGISTERED
PRINCIPAL AMOUNT: NOT TO EXCEED $___________

_____________________ CLASS

No. R-__

CENDANT TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC

LOAN-BACKED VARIABLE FUNDING NOTE, SERIES 2002-1

Cendant Timeshare Conduit Receivables Funding, LLC, a Delaware limited liability company (herein referred to as the “Issuer”), for value received, hereby promises to pay to _____________________, as agent for the members of the Class (the “_______________Class”) of which ___________________________ are members, or its assigns, subject to the following provisions, a principal sum not to exceed ___________________ DOLLARS ($__________), or such greater or lesser amount as determined in accordance with the Master Indenture and Servicing Agreement and the Series 2002-1 Supplement thereto on the stated Maturity Date (the “Maturity Date”) as set forth in the Series 2002-1 Supplement, as amended from time to time, and to pay principal at such times in advance thereof as is provided in the Series 2002-1 Supplement. The Issuer will pay the Notes Interest on this Note on each Payment Date in accordance with Sections 4.03(b) and 4.06 of the Series 2002-1 Supplement. Principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The Series 2002-1 Notes are nonrecourse obligations of the Issuer payable only from and to the extent of the Series 2002-1 Collateral. The Holders of the Notes shall have recourse to the Issuer only to the extent of the Series 2002-1 Collateral, and to the extent such Series 2002-1 Collateral is not sufficient to pay the Series 2002-1 Notes and the interest thereon in full and all other obligations of the Issuer under the Series 2002-1 Supplement and the other Series 2002-1 Documents, the Holders of the Series 2002-1 Notes and holders of other obligations payable from the Series 2002-1 Collateral shall have no rights in any other assets which the Issuer may have including, but not limited to any assets of the Issuer which may be Granted to secure other obligations.

Principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

CENDANT TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC, as Issuer
By:
Name: Title:

Date: November __, 2005

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Master Indenture and Servicing Agreement and Series 2002-1 Supplement to the Master Indenture and Servicing Agreement.

WACHOVIA BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee
By:
Name: Title:

Date: November __, 2005

[REVERSE OF NOTE]

This duly authorized Note of the Issuer, designated as its Loan-Backed Variable Funding Note, Series 2002-1 (herein called the “Note”), is issued under the Master Indenture and Servicing Agreement dated as of August 29, 2002, as amended and restated as of November 14, 2005 (as amended from time to time, the “Master Indenture”) and the Series 2002-1 Supplement thereto, dated as of August 29, 2002, as amended and restated as of November 14, 2005 (as amended from time to time, the “Series 2002-1 Supplement,” and together with the Master Indenture, the “Indenture”), each by and among the Issuer, Cendant Timeshare Resort Group-Consumer Finance, Inc. as master servicer (the “Master Servicer”), and Wachovia Bank, National Association as trustee and as collateral agent (the “Trustee” and the “Collateral Agent,” respectively). This Note is one of a duly authorized series of Variable Funding Notes of the Issuer designated as its Loan-Backed Variable Funding Notes Series 2002-1 (the “Series 2002-1 Notes”), which have in the aggregate a maximum principal amount not to exceed the Facility Limit as such amount may be reduced or increased from time to time in accordance with the Series 2002-1 Supplement and the Note Purchase Agreement. This Note is delivered to and registered in the name of _______________________________. Interest on each Note will be calculated in accordance with the terms of the Series 2002-1 Supplement. Within the Series 2002-1 Notes, _______________________ Class Note may bear interest calculated at a rate different than another Class Note issued to other Holders of Notes. The respective rights and obligations of the Issuer, the Master Servicer, the Trustee, the Collateral Agent and the Holders of the Notes are set forth in the Indenture. This Note is subject to all terms of the Indenture. All terms used in this Note that are not defined herein shall have the meanings assigned to them in or pursuant to the Indenture, as supplemented or amended.

Payments of interest on and principal of this Note when due and payable shall be made (i) by wire transfer in immediately available funds to a United States dollar account specified by the Holder and included in the Note Register in accordance with wire transfer instructions received by any Paying Agent on or before the Record Date applicable to such Payment Date, (as defined in the Note Purchase Agreement), (ii) if no wire transfer instructions are received by a Paying Agent, payment shall be by a United States dollar check drawn on a United States bank and delivered by first-class mail, postage prepaid. Any reduction in the principal amount of this Note effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.

As provided in the Series 2002-1 Supplement, the principal of this Note will be due and payable in full on the Maturity Date.

The principal amount of this Note outstanding may be increased from time to time in accordance with the terms of Section 4.07 of the Series 2002-1 Supplement and the terms of the Note Purchase Agreement but not to exceed the amount stated above.

As provided in the Indenture and subject to certain restrictions and limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee or the Note Registrar duly executed by, the Holder hereof or such Person’s attorney-in-fact duly authorized in writing, and such other documents as the Trustee or the Note Registrar may reasonably require, and thereupon one or more new Notes of the same Series and Class of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or tranferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Issuer or the Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder by acceptance of a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Collateral Agent or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, (ii) the Collateral Agent in its individual capacity, (iii) any owner of a beneficial interest in the Issuer or (iv) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee or the Collateral Agent in its individual capacity, any holder of a beneficial interest in the Issuer or the Trustee or of any successor or assign of the Trustee or the Collateral Agent in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Collateral Agent, the Trustee, the Paying Agent, the Transfer Agent and the Note Registrar and any agent of the foregoing shall treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Collateral Agent, the Trustee, the Paying Agent, the Transfer Agent and Note Registrar nor any such agent of the foregoing shall be affected by notice to the contrary.

The Indenture permits certain amendments without the consent of any Noteholders but with the satisfaction of the Rating Agency Condition. In addition, the Issuer, the Trustee, the Collateral Agent and the Master Servicer may enter into amendments which modify the rights and obligations of the Issuer or the rights of the Holders of the Notes under the Indenture at any time with the consent of the Majority Holders of each affected Series. Also, if an Event of Default has occurred for a Series, the Holders of 66 ⅔% of the Aggregate Principal Amount of Notes of that Series may waive the Event of Default under the Indenture and its consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay to the extent of amounts available from the Series 2002-1 Collateral, the principal of and the interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Facility Documents, neither the owner of a beneficial interest in the Issuer, nor any of its partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Facility Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the Series 2002-1 Collateral.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

_____________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

____________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_________________________ ____________________________________*

Signature Guaranteed:

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

SCHEDULE OF NOTE INCREASES

AND PAYMENTS OF PRINCIPAL

Date	Note Principal Increase or Decrease	Balance After Increase or Decrease	Note Made By

EXHIBIT C

Note R-25:

Registered to:

BANK OF AMERICA, N.A., as agent for the members of the Class of which YC SUSI Trust and Bank of America, N.A are members

Principal Amount on [___________], 2005: $[__________]

Maximum Principal Amount: $125,000,000

Account for payments: Deutsche Bank, New York
ABA #: 021 001 033
For the Account of BTCO as Depository for RCC
Account: 00 384 710
Ref: Receivables Capital - Sierra Receivables
Attn: Stacy Coulon

Note R-26:

Registered to:

CREDIT SUISSE, NEW YORK BRANCH, as agent for the members of the Class of which Alpine Securitization Corp. and Credit Suisse, New York Branch are members

Principal Amount on [__________], 2005: $[________]

Maximum Principal Amount: $100,000,000

Payment Instructions:  Accounts for Payments: Bank of New York
ABA Number: 021-000-018
Account Number: 890-038-7025
Attention: M. Townsend
Reference: Sierra

Note R-27:

Registered to:

THE BANK OF NOVA SCOTIA, as agent for the members of the Class of which Liberty Street Funding Corp. and The Bank of Nova Scotia are members,

Principal Amount on [__________], 2005: $[_________]

Maximum Principal Amount: $75,000,000

Payment Instructions:  Liberty Street Funding Corp. (Sierra Funding)
ABA #: 026002532
Account Number: 215813
Attention: Vilma Pindling

Note R-28:

Registered to:

JPMORGAN CHASE BANK, N.A., as agent for the members of the Class of which Jupiter Securitization Corporation and JPMorgan Chase Bank, N.A. are members

Principal Amount on [__________], 2005: $[_________]

Maximum Principal Amount: $100,000,000

Payment Instructions:  [__________________]

Note R-29:

Registered to:

CALYON, NEW YORK BRANCH, as agent for the members of the Class of which Atlantic Asset Securitization Corp. and Calyon, New York Branch are members

Principal Amount on [______________], 2005: $[__________]

Maximum Principal Amount: $75,000,000

Payment Instructions:  Account for payments:
Calyon, New York Branch
ABA: 026008073
For Account #: 01-50576-0001-00
Account Name: La Fayette Asset Securitization LLC
Attention: Florence Reyes
Reference: Sierra Funding Facility

Note R-30:

Registered to:

DEUTSCHE BANK AG, NEW YORK BRANCH, as agent for the members of the Class of which Saratoga Funding Corp., LLC and Deutsche Bank AG, New York Branch are members

Principal Amount on [__________], 2005: $[_________]

Maximum Principal Amount: $100,000,000

Payment Instructions:  Deutsche Bank, NY
ABA #: 026003780
Account Number: 10-581587-0008
Account Name: Saratoga Funding Corp.
Attention: Siegfried Radar Ph: 212-474-7737
Reference: Sierra 2002-1

Note R-31:

Registered to:

THE ROYAL BANK OF SCOTLAND, as agent for the members of the Class of which Cortina Funding, Inc. is the member

Principal Amount on [___________], 2005: $[__________]

Maximum Principal Amount: $75,000,000

Payment Instructions:  Account for payments:
J.P. Morgan Chase Bank
Clearing Code: CHASUS33
Account of: RBS (RBOSGB2L)
Account No.: CORFUN USDC
Ref: Favour - Cortina Funding Inc.

Note R-32:

Registered to:

THE BANK OF TOKYO-MITSUBISHI, LTD., as agent for the members of the Class of which Victory Receivables Corporation is the member

Principal Amount on [______________], 2005: $___________

Maximum Principal Amount: $75,000,000

Account for payments:  Deutsche Bank Trust Company Americas
ABA: 021-001-033
Account Number: 01419647
Ref: Victory Receivables/Cendant Timeshare
Attn: Kristy Yee

Note R-33:

Registered to:

CITICORP NORTH AMERICA, INC., as agent for the members of the Class of which Ciesco LLC and Citibank, N.A. are members

Principal Amount on [____________], 2005: $___________

Maximum Principal Amount: $75,000,000

Account for payments:

ABA: 021-000-089
For Account #: 40636636
Account Name: CIESCO Redemption Account
Attention: Robert Kohl
Reference: CIESCO

EXHIBIT D

Form of Monthly Servicer Report

[To Be Inserted.]

D-1

EXHIBIT E

[RESERVED]

E-1

EXHIBIT G

FORM OF NOTEHOLDER’S LETTER
[Date]

Cendant Timeshare Conduit Receivables Funding, LLC,
as Issuer

Wachovia Bank, National Association

as Trustee

Re:	Cendant Timeshare Conduit Receivables Funding, LLC

Loan-Backed Variable Funding Notes, Series 2002-1

Ladies and Gentlemen:

1. This letter applies to the above-referenced Loan-Backed Variable Funding Notes (the “Notes”) which are described in a Series 2002-1 Supplement, dated as of August 29, 2002, as amended from time to time (the “Indenture Supplement”) among Cendant Timeshare Conduit Receivables Funding, LLC (the “Issuer”), Cendant Timeshare Resort Group--Consumer Finance, Inc., as Master Servicer (the “Master Servicer”) and Wachovia Bank, National Association, as Trustee (the “Trustee”) and as Collateral Agent. Capitalized terms not defined herein shall have the meaning assigned to them in the Indenture Supplement.

2. This letter is delivered to you [in connection with the delivery of the Fourth Amendment to the Indenture Supplement] [in connection with the proposed acquisition of a Note by the Class described below] and for purposes of monitoring compliance with the restrictions set forth in subsection 4.11(b) of the Series 2002-1 Supplement, and, specifically, for purposes of allowing the Issuer to determine that, at all times the outstanding securities (other than short-term paper) of the Issuer are beneficially owned by not more than 100 persons calculated in accordance with Section 3(c)(1) of the Investment Company Act.

3. We hereby acknowledge, represent and agree with the Issuer [and if this letter is delivered in connection with the transfer of a Note to us, with the Class which is transferring the Note to us] all of the provisions set forth in subsection 4.11(c) of the Indenture Supplement.

4. In addition, we hereby specifically make the following representations and warranties.

A. We understand that the Issuer is not registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), but that the Issuer has an exception from registration as such by virtue of Section 3(c)(1) of the Investment Company Act, which in general excludes from the definition of an investment company any issuer whose outstanding securities (other than short-term paper) are beneficially owned by not more than 100 persons and which has not made and does not propose to make a public offering of its securities.

B. This letter is delivered by the Class Agent on behalf of the Class name below and with respect to a single Note issued to that Class and registered in the name of the Class Agent.

C. On the basis of certifications provided by each member of the Class for which the undersigned serves as Class Agent, the members of the Class do not constitute more than ___ persons for purposes of Section 3(c)(1) of the Investment Company Act. If the number of persons stated in the prior sentence exceeds four, the Issuer has given its express written consent to such larger number.

5. This letter shall be for the benefit of the Issuer. We recognize that such parties will rely upon the truth and accuracy of the representations and agreements set forth in this letter.

This letter and the representations and warranties contained herein are being delivered as of _____________.

Class to which this Noteholder’s Letter Relates:

_______________________________________
[Name of Class Agent],
as Class Agent for the Class of which the entities listed in the Certificate of Class Member are the only members

By:_______________________________________
Name:
Title:

[Form of certificate to be provided by the members of the Class]

Certificate of Class Member

____________________, [the “Member”], as a member of the _____________ Class, hereby certifies that it constitutes not more than ____ person[s] for purposes of Section 3(c)(1) of the Investment Company Act.

In connection with the forgoing statement, the Member hereby states that:

It understands that the Issuer will not register as an investment company under the U.S. Investment Company Act of 1940, as amended (the "1940 Act"), nor will it make a public offering of its securities within the United States. It understands that the Issuer intends to comply with Section 3(c)(1) of the 1940 Act, and, accordingly, the number of investors will be limited to no more than 100 beneficial owners within the meaning of the 1940 Act.

In making the certification set forth in the first paragraph above, the Member:

(a)
Certifies that either (A) (i) it was not formed and is not operated for the purpose of investing in the Issuer, (ii) it does not invest more than 40% of its total assets in the Issuer, (iii) each of the Member’s beneficial owners participates in investments made by the Member pro rata in accordance with its interest in the Member and, accordingly, its beneficial owners cannot opt in or out of investments made by the Member or decide the amount of their participation, and (iv) its beneficial owners did not and will not contribute additional capital (other than previously committed capital) for the purpose of purchasing the Notes or (B) the Member is unable to make all of the representations contained in the preceding provision (A) and has, therefore, calculated the number of the Member's beneficial owners for purposes of the 1940 Act and has determined that number to be as stated in paragraph (c) below.

(b)
Certifies that either (A) it is not a registered investment company, or a company that is excluded from the definition of investment company solely by reason of the provisions of either Section 3(c)(1) or Section 3(c)(7) or Section 7(d) of the 1940 Act or (B) the Member is unable to make all of the representations contained in the preceding provision (A) and has, therefore, calculated the number of the Member's beneficial owners for purposes of the 1940 Act and has determined that number to be stated as in paragraph (c) below.

(c)	The number of beneficial owners of the Member is not more than _________.

This certification is being delivered as of ____________.

By: _______________________________
Name: